Exhibit 10.5

CLIFFORD CHANCE

THE PARTIES LISTED AT Schedule 2

TRITIUM DCFC LIMITED

TRITIUM HOLDINGS PTY LTD

DECARBONIZATION PLUS ACQUISITION CORPORATION II

SHARE TRANSFER AGREEMENT

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6.	Seller Warranties		10

	6.1	Seller Warranties	10

	6.2	Independent Seller Warranties	11

	6.3	Maximum Claim exposure	11

	6.4	Reliance	11

	6.5	Notification of Seller Warranty breaches	11

7.	Buyer Warranties		11

	7.1	Buyer Warranties	11

	7.2	Independent Buyer Warranties	11

	7.3	Reliance	12

8.	Termination		12

	8.1	Termination	12

	8.2	Effect of termination	13

9.	Announcements, Exclusivity and Confidentiality		13

	9.1	Announcements	13

	9.2	Exclusivity	13

	9.3	Confidentiality	14

10.	Trustee limitation of liability		15

	10.1	Application	15

	10.2	Acknowledgement	15

	10.3	Limited Capital	15

	10.4	Limited rights to sue	16

	10.5	Exceptions	16

	10.6	Limited authority	16

	10.7	Multiple capacities	16

11.	Duties, costs and expenses, CGT withholding		16

	11.1	Duties	16

	11.2	Costs and expenses	16

	11.3	Foreign resident CGT withholding tax	17

	11.4	Withholding rights	17

12.	GST		18

	12.1	Definitions	18

	12.2	GST	18

	12.3	Tax invoices	18

	12.4	Reimbursements	18

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13.	Notices		19

	13.1	Form of Notice	19

	13.2	How Notice must be given and when Notice is received	20

	13.3	Notice must not be given by electronic communication	20

14.	Sellers’ Representative		20

	14.1	Authority	20

	14.2	Replacement	21

	14.3	Rights and liabilities of the Sellers	21

15.	General		22

	15.1	Governing Law and jurisdiction	22

	15.2	Invalidity and enforceability	22

	15.3	Waiver	23

	15.4	Variation	23

	15.5	Assignment of rights	23

	15.6	Further action to be taken at each party’s own expense	23

	15.7	Entire agreement	23

	15.8	Conflicts	24

	15.9	No reliance	24

	15.10	Damages inadequate	24

	15.11	Counterparts	24

	15.12	Relationship of the parties	24

	15.13	Exercise of discretions	24

	15.14	Service of process	25

	15.15	Remedies cumulative	25

	15.16	No merger	25

	15.17	Attorneys	25

	15.18	Intended Tax Treatment	25

Schedule 1 Dictionary and Interpretation			26

Schedule 2 Seller Parties			35

Schedule 3 Seller Warranties			65

Schedule 4 Buyer Warranties			68

Schedule 5 Completion Steps			70

Schedule 6 Form of STA Deed of Accession			72

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THIS SHARE TRANSFER AGREEMENT is made on 23 December 2021

BETWEEN:

(1)	The parties listed at Schedule 2, including any Sellers who accede to this agreement pursuant to a STA Accession Deed (“Sellers”);

(2)	Tritium DCFC Limited (ACN 650 026 314) of 48 Miller Street, Murarrie, Queensland 4172, Australia (“Buyer”);

(3)	Tritium Holdings Pty Ltd (ACN 145 324 910) of 48 Miller Street, Murarrie, Queensland 4172, Australia (“Company”); and

(4)	Decarbonization Plus Acquisition Corporation II, a Delaware corporation of 2744 Sand Hill Road, Menlo Park, California 94025, USA (“SPAC”).

RECITALS:

(A)	The Sellers are the registered holders of all the Sale Shares. Each of the Sellers owns the Sale Shares set out opposite the name of that Seller in Schedule 2.

(B)

On the terms and subject to the conditions of this agreement, the Buyer makes an offer (“Rollover Offer”) on the same terms to each of the Sellers to acquire all of the Sale Shares held by each Seller for the issue of Consideration Shares.

(C)

Each of the Sellers has agreed to accept the Rollover Offer and sell the Sale Shares set out opposite the name of that Seller in Schedule 2 to the Buyer, and the Buyer has agreed to buy the Sale Shares from the Sellers pursuant to the Rollover Offer, on the terms and conditions of this agreement.

THE PARTIES AGREE AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions in the Dictionary

A term or expression starting with a capital letter:

(a)	which is defined in the Dictionary in Schedule 1, has the meaning given to it in the Dictionary unless otherwise expressly provided in this agreement;

(b)	which is defined in the Corporations Act, but is not defined in the Dictionary, has the meaning given to it in the Corporations Act; and

(c)	which is defined in the GST Law, but is not defined in the Dictionary or the Corporations Act, has the meaning given to it in the GST Law.

1.2	Interpretation

The interpretation clause in Schedule 1 sets out rules of interpretation for this agreement.

2.	SALE AND PURCHASE

2.1	Sale Shares

On Completion:

(a)

each of the Sellers (other than the Appointing Beneficiaries) must sell the Sale Shares set out opposite the name of that Seller in columns 5 and 6 of the table in Schedule 2, free and clear from all Encumbrances (other than as created by the Commitment Agreement), and the Buyer must purchase the Sale Shares, on the terms and subject to the conditions of this agreement; and

(b)

each of the Appointing Beneficiaries shall procure that the Bare Trustee sells the Sale Shares set out opposite that Appointing Beneficiary’s name in columns 5 and 6 of the table in Schedule 2, free and clear from all Encumbrances (other than as created by the Commitment Agreement), and the Buyer must purchase the Sale Shares, on the terms set out in this agreement.

2.2	Purchase Price

(a)	The consideration for the sale of the Sale Shares is the payment by the Buyer of the Purchase Price.

(b)	The Purchase Price shall be paid by the Buyer issuing the Consideration Shares to each Seller in their Respective Proportions at the Effective Time in accordance with clause 4.

2.3	Sale Shares Schedule

(a)

Subject to clause 2.3(b), the determination of the Respective Proportion of Consideration Shares to be issued to each of the Sellers shall be calculated in accordance with the Sale Shares Schedule which sets out the number of Sale Shares held by the Sellers immediately prior to Completion, as set out opposite the name of each Seller in columns 5 and 6 of the Sale Shares Schedule.

(b)	The Sellers’ Representative may, at least 2 Business Days prior to Completion, deliver to Buyer and SPAC a final Sale Shares Schedule setting out:

(i)	any additional Sellers who have acceded to this agreement; and

(ii)	any revised numbers of Sale Shares issued to the Sellers between the date of this agreement and Completion.

2.4	New Sellers

If, after the date of this agreement and prior to Completion, the Company issues equity interests or any securities convertible into equity interests to any person who is not already a party to this agreement:

(a)	any such issuance must be conditional on the person first entering into a binding STA Deed of Accession and a SHD Deed of Accession; and

(b)	the Company must promptly provide a copy of such STA Deed of Accession and SHD Deed of Accession under the Shareholders’ Deed to the Buyer and SPAC.

2.5	Title and risk

Title to and risk in the Sale Shares passes to the Buyer with effect on and from Completion.

2.6	Waiver of pre-emptive rights and consent

Each Seller:

(a)

waives and releases any and all restrictions on transfer (including pre-emptive rights) that might exist in respect of the Sale Shares, whether under the Shareholders’ Deed, the Constitution or otherwise; and

(b)

consents to the Transactions and each matter incidental to those Transactions, for all purposes, including under the Shareholders’ Deed, the Employee Equity Plan Offer Letter, the Loan Funded Share Plan Rules and all such other documents which regulate the Sale Shares.

2.7	Fractional shares

No fractional Consideration Shares will be issued in accordance with this agreement and any fractional Consideration Shares to which the Seller would otherwise be entitled shall be rounded up or down to the nearest whole number of Consideration Shares, as applicable, with a fraction of 0.5 to be rounded up unless to do so would exceed the total number of Consideration Shares.

2.8	Purchase of all the Sale Shares

The Sellers need not complete the sale, and the Buyer need not complete the purchase, of any of the Sale Shares unless the sale and purchase of all the Sale Shares is completed simultaneously.

3.	CONDITIONS PRECEDENT

3.1	Conditions

Clauses 2 and 4 are not binding on the parties and are of no force or effect unless and until the following Conditions have been satisfied:

(a)

all conditions precedent to the Company’s and SPAC’s obligations to effect the Transactions set forth in the Business Combination Agreement shall have been satisfied or waived (other than the condition in clause 9.01(g) of the Business Combination Agreement in respect of the transfer of the Sale Shares to the Buyer pursuant to this agreement);

(b)

each Rollover Offer shall have been accompanied by a disclosure document in compliance with Chapter 6D of the Corporations Act (other than where the Rollover Offer has been made to any Seller to whom disclosure is not required to be given pursuant to an exemption under, or relief given pursuant to, the Corporations Act).

3.2	No Waiver

The Conditions in clause 3.1(a) and 3.1(b) may not be waived. Both the Buyer and the Sellers have the benefit of the Conditions in clause 3.1(a) and clause 3.1(b).

3.3	Satisfaction of the Conditions

(a)

Each of the Buyer, the Company, SPAC and the Sellers must use its reasonable endeavours to ensure that the Conditions in clause 3.1 are satisfied as soon as practicable after the date of this agreement and in any event on or before the Outside Date.

(b)	Each of the Buyer, the Company, SPAC and the Sellers must provide all reasonable assistance to the others as is necessary to satisfy the Conditions.

(c)

The Sellers must provide to the Buyer, SPAC and the Company all information as may be reasonably requested by the Buyer, SPAC or the Company for the purposes of procuring the satisfaction of the Conditions in clause 3.1. Notwithstanding anything to the contrary in this agreement, the Buyer, SPAC and the Company may disclose such information obtained from the Sellers or the Group as it reasonably considers to be necessary or desirable to any Government Agency in connection with the satisfaction of the Conditions in clause 3.1.

(d)	Each party must within one Business Day notify the other parties in writing if it becomes aware that a Condition:

(i)	is satisfied; or

(ii)	becomes incapable of being satisfied before the Outside Date.

(e)	Each party may terminate this agreement by giving not less than 2 Business Days written notice to the other parties if at any time before Completion:

(i)	the Conditions are not satisfied by the Outside Date; or

(ii)	any Condition becomes incapable of being satisfied, or the parties agree that any Condition cannot be satisfied, by the Outside Date,

and provided that the terminating party is not in breach of a material obligation under clauses 3.3(a) to 3.3(d).

3.4	No binding agreement for transfer

For the avoidance of doubt, nothing in this agreement will cause a binding agreement for the transfer of shares or the sale of assets to arise unless and until the Conditions have been satisfied and no person will obtain rights in relation to Sale Shares or Consideration Shares as a result of this agreement unless and until the Conditions have been satisfied.

4.	COMPLETION

4.1	Time and place

Completion must take place at the office of Clifford Chance at Level 16, 1 O’Connell Street, Sydney NSW 2000 at the Effective Time subject to the satisfaction of the Conditions, or at such other place, time and date (or electronically) as the parties may agree.

4.2	Completion

On or before Completion, the Sellers and the Buyer must carry out the Completion Steps referable to it in accordance with Schedule 5.

4.3	Notice to complete

(a)	If Completion does not occur in accordance with this clause 4 because of the failure of the Buyer or the Sellers (“Defaulting Party”) to satisfy its obligations under clause 4.2 and Schedule 5 then:

(i)	the Sellers (where the Defaulting Party is the Buyer);

(ii)	the Buyer (where the Defaulting Party is one or more of the Sellers);

(iii)	SPAC (where the Defaulting Party is either the Buyer or one or more of the Sellers),

(in each case the “Notifying Party”) may give the Defaulting Party a notice requiring the Defaulting Party to satisfy those obligations within a period of 5 Business Days from the date of the notice and declaring time to be of the essence in relation to that notice.

(b)

If the Defaulting Party fails to comply with the notice given under clause 4.3(a), the Notifying Party may, without limitation to any other rights it may have, terminate this agreement by giving written notice to the Buyer or the Sellers (as applicable). Any termination by the Buyer pursuant to this clause 4.3(b) is subject to the consent of SPAC.

4.4	Completion simultaneous

(a)

Subject to clause 4.4(b), the actions to take place at Completion as contemplated by this clause 4 are interdependent and, unless otherwise stated, all actions required to be performed by a party at Completion, once those actions are completed, are taken to have occurred simultaneously on the Completion Date. If any obligation specified in this clause 4 is not performed on or before Completion then, without limiting the rights of the parties, Completion is taken not to have occurred and any document delivered, or payment made, under clause 4 must be returned to the party that delivered it or paid it.

(b)

SPAC may, in its sole discretion, waive any or all of the actions that the Sellers are required to perform under clause 4.2 and the Seller Representative, on behalf of the Sellers, may, in its sole discretion, waive any or all of the actions that the Buyer is required to perform under clause 4.2.

4.5	Termination of Shareholders’ Deed

Subject to Completion occurring:

(a)

each Seller and the Company agrees that the Shareholders’ Deed terminates in accordance with clause 30.1 thereof, effective from Completion and each Seller agrees that after such termination, the clauses referenced in clause 30.2 of the Shareholders’ Deed continue in force.

(b)	each Seller and the Company:

(i)	agrees that all rights, obligations and Liabilities of each of the parties to the Shareholders’ Deed under the Shareholders’ Deed is extinguished with effect immediately following Completion;

(ii)	agrees that the Shareholders’ Deed has no force or effect immediately following Completion;

(iii)	waives and releases all Claims it had under or in connection with the Shareholders’ Deed, effective from Completion.

4.6	Post Completion

Immediately following Completion the Buyer must procure that all necessary forms are lodged with the appropriate Government Agency (including ASIC) to reflect the actions taken under clause 4.2.

4.7	Sellers’ obligations in respect of the Consideration Shares

Effective upon Completion, each Seller agrees to accept the issue of its Consideration Shares, to become a member of the Buyer and to be bound by the constitution of the Buyer.

5.	PERIOD PRIOR TO COMPLETION

5.1	Sellers’ obligations

Between the date of this agreement and the earlier of the Completion Date and the termination of this agreement, except with the prior written consent of SPAC, the Sellers shall not take any actions or omit to take any actions to cause the Company to be in breach of the Business Combination Agreement.

5.2	Disclosure Document

As promptly as reasonably practicable after the date of this agreement, the Buyer, the Company and SPAC will prepare and mutually agree upon (such agreement not to be unreasonably withhold, conditioned or delayed) a disclosure document in compliance with Chapter 6D of the Corporations Act to ensure that each Rollover Offer will be made in compliance with Chapter 6D of the Corporations Act (other than where the

Rollover Offer has been made to any Seller to whom disclosure is not required to be given pursuant to an exemption under, or relief given pursuant to, the Corporations Act). Each of the Buyer, the Company and SPAC agrees to promptly furnish the other all information concerning such party, its subsidiaries, representatives and shareholders that may be required or reasonably requested in connection with any action contemplated by this clause 5.2, except that that none of the Buyer, the Company and SPAC shall use any such information for any purposes other than those contemplated by this agreement unless:

(a)	such party obtains the prior written consent of the other to such use (which consent shall not be unreasonably withheld, conditioned or delayed); or

(b)	to the extent that use of such information is required to avoid violation of applicable law.

5.3	Amendment of Loan Funded Share Plan Rules

(a)	The parties acknowledge that:

(i)

the Loan Funded Share Plan Rules may need to be amended by the Company in order to facilitate the transfer of any Sale Shares issued in accordance with the Loan Funded Share Plan Rules to the Buyer in accordance with the terms and conditions of this agreement; and

(ii)

Sale Shares issued in accordance with the Loan Funded Share Plan Rules may need to be bought back by the Company in accordance with the Loan Funded Share Plan Rules (and, if the subject of a buy-back by the Company, would not be Sale Shares for the purposes of this agreement).

(b)	The parties agree to use reasonable endeavours to take such actions as may be reasonably necessary in respect of Sale Shares issued in accordance with the Loan Funded Share Plan Rules to either:

(i)

facilitate the transfer of those Sale Shares to the Buyer in accordance with the terms and conditions of this agreement (which may, without limitation, require amendment of the Loan Funded Share Plan Rules); or

(ii)	facilitate the buy-back of those Sale Shares by the Company in accordance with the Loan Funded Share Plan Rules.

6.	SELLER WARRANTIES

6.1	Seller Warranties

Each of the Sellers represents and warrants to each of the Buyer and SPAC, in respect of itself and the Sale Shares held by it only, that each of the Seller Warranties is true and accurate on its terms:

(a)	in respect of each Seller Warranty that is expressed to be given on a particular date, on that date; and

(b)	in respect of each other Seller Warranty, as at entry into this agreement and immediately before Completion.

6.2	Independent Seller Warranties

Each of the Seller Warranties is to be construed independently of the others and is not limited by reference to any other Seller Warranty.

6.3	Maximum Claim exposure

Notwithstanding anything else in this agreement, a Seller’s maximum liability to SPAC or the Buyer for any Claims made against the Seller under or relating in any way to this agreement or its subject matter is limited to that Seller’s Respective Proportion of the Purchase Price.

6.4	Reliance

Each Seller acknowledges that each of the Buyer and the SPAC has entered into this agreement and will complete this agreement in reliance on the Seller Warranties.

6.5	Notification of Seller Warranty breaches

The Sellers must promptly notify the Buyer and SPAC if at any time after the date of this agreement any one of them becomes aware that:

(a)	a Seller Warranty was not true when given, or has ceased to be true (if it was repeated); or

(b)	an act or event has occurred that would or might reasonably be expected to result in a Seller Warranty ceasing to be true if it were repeated immediately before or at Completion,

and must also provide the Buyer and SPAC with details of that fact.

7.	BUYER WARRANTIES

7.1	Buyer Warranties

The Buyer represents and warrants to the Sellers and SPAC that each of the Buyer Warranties is true and accurate on its terms:

(a)	in respect of each Buyer Warranty that is expressed to be given on a particular date, on that date; and

(b)	in respect of each other Buyer Warranty, as at entry into this agreement and immediately before Completion.

7.2	Independent Buyer Warranties

Each of the Buyer Warranties is to be construed independently of the others and is not limited by reference to any other Buyer Warranty.

7.3	Reliance

The Buyer acknowledges that each of the Sellers and SPAC has entered into this agreement and will complete this agreement in reliance on the Buyer Warranties.

8.	TERMINATION

8.1	Termination

(a)

Each of SPAC, the Buyer and the Company may terminate this agreement at any time before Completion by notice in writing to the other parties if the Business Combination Agreement is terminated in accordance with its terms.

(b)	SPAC may terminate this agreement at any time before Completion by notice in writing to the Buyer, the Company and the Sellers if:

(i)	in respect of the Seller Warranties in clause 1 of Schedule 3:

(A)

a breach of Seller Warranty occurs before Completion such that in respect of a Seller Warranty that is given on the date of this agreement, such Seller Warranty was not true except for de minimis inaccuracies when given or would not be true except for de minimis inaccuracies if such Seller Warranty was repeated; or

(B)

a breach of Seller Warranty occurs before Completion such that in respect of a Seller Warranty that is given immediately before or at Completion, such Seller Warranty could not reasonably be expected to be true except for de minimis inaccuracies when it is given immediately before or at Completion; and

(ii)	in respect of all other Seller Warranties:

(A)

a breach of Seller Warranty occurs before Completion such that in respect of a Seller Warranty that is given on the date of this agreement, such Seller Warranty was not true in all material respects when given or would not be true in all material respects if such Seller Warranty was repeated; or

(B)

a breach of Seller Warranty occurs before Completion such that in respect of a Seller Warranty that is given immediately before or at Completion, such Seller Warranty could not reasonably be expected to be true in all material respects when it is given immediately before or at Completion, in each case provided that if such breach is curable, SPAC may not terminate this agreement for so long as the Seller that is in breach continues to use reasonable endeavours to cure such breach, unless such breach is not cured by such Seller on the date that is the earlier of thirty days after notice of such breach is provided by SPAC to the Buyer, the Company and the Sellers and the Outside Date.

8.2	Effect of termination

(a)	If this agreement is terminated under clause 3.3(e), 4.3(b), 8 or 15.5, then:

(i)	each party is released from its obligations to further perform its obligations under this agreement, except those expressed to survive termination;

(ii)	each party retains the rights it has against the other in respect of any breach of this agreement occurring before termination; and

(iii)	any confidential information of the Sellers or Group Companies in the Buyer’s possession or control will be subject to the terms of the Confidentiality Agreement.

(b)

This clause 8 and clauses 1 (Definitions and interpretation), 9.3 (Confidentiality), 11.1 and 11.2 (Duties, costs and expenses), 12 (GST), 13 (Notices), 14 (Sellers’ Representative) and 15 (General) continue to apply after termination of this agreement.

9.	ANNOUNCEMENTS, EXCLUSIVITY AND CONFIDENTIALITY

9.1	Announcements

A party may not make any public announcement relating to this agreement or the Business Combination Agreement (including the fact that the parties have executed this agreement and the Business Combination Agreement) unless the parties have consented to the announcement, including the form and content of that disclosure, or unless the announcement would be permitted under an exemption in clause 9.3(a)(i) or 9.3(a)(ii) or under the Business Combination Agreement.

9.2	Exclusivity

(a)

Prior to Completion or the termination of this agreement, the Sellers shall not, and shall cause their respective Affiliates and its and their respective Representatives not to, directly or indirectly:

(i)

enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries, indications of interest, offers or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way with, any person or other entity or “group” within the meaning of Section 13(d) of the United States Securities Exchange Act of 1934, as amended, concerning an Alternative Transaction;

(ii)

enter into any agreement regarding, continue or otherwise participate in any discussions regarding, or furnish to any person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Transaction; or

(iii)	commence, continue or renew any due diligence investigation regarding any Alternative Transaction,

provided that the execution, delivery and performance of this agreement and the Business Combination Agreement and the consummation of the Transactions contemplated hereby and thereby shall not be deemed a violation of this clause 9.2.

(b)

Each Seller shall, and shall cause its Affiliates and their respective Representatives to, immediately cease any and all existing discussions or negotiations with any person conducted prior to entering into this agreement with respect to any Alternative Transaction.

(c)

If a Seller or its Representative receives any inquiry or proposal with respect to an Alternative Transaction at any time prior to the Completion, then such Seller shall promptly (and in no event later than twenty-four (24) hours after such Seller becomes aware of such inquiry or proposal) notify such person in writing that such Seller is subject to an exclusivity agreement with respect to the Transactions contemplated under this agreement that prohibits such Seller from considering such inquiry or proposal. Without limiting the foregoing, the Sellers agree that any violation of the restrictions set forth in this clause 9.2 by a Seller or any of its Affiliates or their respective Representatives shall be deemed to be a breach of this clause 9.2 by such Seller.

9.3	Confidentiality

(a)

Each party (“recipient”) must keep secret and confidential, and must not divulge or disclose any information relating to another party or its business (which is disclosed to the recipient by the other party, its representatives or advisers), this agreement or the terms of the Transactions other than to the extent that:

(i)

the information is in the public domain as at the date of this agreement (or subsequently becomes in the public domain other than by breach of any obligation of confidentiality binding on the recipient);

(ii)

the recipient is required to disclose the information by applicable Law (other than under section 275 of the PPSA to the extent that disclosure is not required under that section if it would breach a duty of confidence) or the rules of any recognised stock exchange on which its shares or securities or the shares or securities of any of its Related Bodies Corporate are listed or proposed to be listed, provided that the recipient has to the extent possible having regard to the required timing of the disclosure consulted with the provider of the information as to the form and content of the disclosure and must disclose only the minimum information required to comply with the applicable Law or rule;

(iii)

the disclosure is made by the recipient to its financiers or lawyers, accountants, investment bankers, consultants or other professional advisers to the extent necessary to enable the recipient to properly perform its obligations under this agreement or to conduct their business generally, in which case the recipient must ensure that such persons keep the information secret and confidential and do not divulge or disclose the information to any other person;

(iv)

the disclosure is made by SPAC or the Buyer to a direct or indirect investor in SPAC or the Buyer, to the members of advisory and investment committees of any fund, trust, limited partnership or similar vehicle managed or advised by SPAC or its Related Body Corporate, or to investors, proposed investors, advisors or financiers of any fund, trust, limited partnership or similar vehicle managed or advised by SPAC or its Related Body Corporate;

(v)	the disclosure is required for use in legal proceedings regarding this agreement or the Transactions contemplated under this agreement;

(vi)	the party to whom the information relates has consented in writing before the disclosure; or

(vii)

the disclosure is otherwise permitted by this agreement or the Business Combination Agreement or is necessary to enable SPAC or the Buyer to give effect to, or exercise any rights or powers it has under or in connection with the Transactions.

(b)

Each recipient must ensure that its directors, officers, employees, agents, representatives, advisers and Related Bodies Corporate comply in all respects with the recipient’s obligations under this clause 9.2.

(c)

Nothing in this agreement is to be construed as constituting the consent of a party, with respect to a Security Interest created by this agreement, to the disclosure of the terms of this agreement for the purpose of section 275(7) of the PPSA. No party who is the grantor of a Security Interest under this agreement will, after the date of this agreement, consent to the disclosure of the terms of this agreement to an interested person for the purpose of section 275 of the PPSA.

(d)

To the extent not prohibited by the PPSA, each party that is the grantor of a Security Interest under this agreement waives its right to receive any notice otherwise required to be given by a secured party under section 157 (verification statements) or any other provision of the PPSA.

10.	TRUSTEE LIMITATION OF LIABILITY

10.1	Application

In this clause 10 the term “Trustee” means each Seller who enters into this agreement in the capacity of a trustee (in respect of each such Trustee, its “Trust”).

10.2	Acknowledgement

Each Trustee and each party acknowledges that the Trustee enters into this agreement in its capacity as trustee of its Trust.

10.3	Limited Capital

Each Trustee enters into this agreement only in its capacity as trustee of its Trust and in no other capacity. Except with respect to any liability arising under clause 6 of Schedule 3, any liability arising under or in connection with this agreement is limited to, and can be enforced against the Trustee only to the extent to which it can be satisfied out of the assets of its Trust out of which the Trustee is actually indemnified for the liability. This limitation of the Trustee’s liability applies despite any other provision of this agreement and extends to all liabilities and obligations of the Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this agreement.

10.4	Limited rights to sue

No other party may sue the Trustee in any capacity other than as trustee of the Trust, including seeking the appointment of a receiver (except in relation to property of the Trust), a liquidator, an administrator, or any similar person to the Trustee or prove in any liquidation, administration or arrangement of or affecting the Trustee (except in relation to property of the Trust).

10.5	Exceptions

The provisions of this clause 10 do not apply to any obligation or liability of the Trustee to the extent that is not satisfied under, the deed governing the Trust or by operation of Law there is a reduction in the extent of the Trustee’s indemnification out of the assets of the Trust, as a result of the Trustee’s fraud, negligence or breach of trust.

10.6	Limited authority

No attorney, agent, receiver or receiver and manager appointed in accordance with this agreement has authority to act on behalf of the Trustee in a way which exposes the Trustee to any personal liability.

10.7	Multiple capacities

Notwithstanding this clause 10, nothing prevents a party suing a Trustee in his or her personal capacity if that Trustee is a party to this agreement both as trustee of a relevant trust and in its personal capacity and the Trustee has breached its obligations under this agreement in its personal capacity.

11.	DUTIES, COSTS AND EXPENSES, CGT WITHHOLDING

11.1	Duties

The Buyer must pay all Duty in respect of the execution, delivery and performance of this agreement.

11.2	Costs and expenses

Unless otherwise provided for in this agreement or unless otherwise agreed between the parties:

(a)

each party must pay its own costs and expenses in respect of the negotiation, preparation, execution, delivery and registration of this agreement and any other agreement or document entered into or signed under this agreement; and

(b)	any action to be taken by the Buyer or the Seller in performing its obligations under this agreement must be taken at its own cost and expense unless otherwise provided in this agreement.

11.3	Foreign resident CGT withholding tax

(a)

For the purposes of subsection 14-225(2) of Schedule 1 of the TAA, by entering into this agreement each Seller declares, for the period beginning from the day before the date of this agreement until Completion, that each Seller is, and will be, an Australian resident for Australian income tax purposes or, to the extent the Seller is not an Australian resident, that the Sale Shares held by that Seller are membership interests but not indirect Australian real property interests.

(b)

If Completion occurs later than the date that is six months after the date of this agreement, each Seller must deliver to the Buyer, on or before Completion, a further declaration that the Seller is, and will be, an Australian resident for Australian income tax purposes or, to the extent the Seller is not an Australian resident, that the Sale Shares held by that Seller are membership interests but not indirect Australian real property interests.

(c)	The Buyer acknowledges and agrees that:

(i)	clause 11.3(a) constitutes a declaration for the purposes of sections 210(3) and 14-225(2) of Schedule 1 to the TAA, given by each Seller to the Buyer;

(ii)	the Buyer does not know the declaration in clause 11.3(a)to be false in respect of any Seller; and

(iii)

As a result of the matters referred to in clauses 11.3(c)(i) and 11.3(c)(ii), and provided that a declaration referred to in clause 11.3(b) (if any) is not known to be false when given, the Buyer will not (despite any provision to the contrary in this agreement, including clause 11.4):

(A)	withhold a CGT Withholding Amount from any payment to be made to the Sellers; or

(B)	pay a CGT Withholding Amount to the Commissioner of Taxation,

in connection with this agreement.

11.4	Withholding rights

The Buyer shall be entitled to deduct and withhold from the Purchase Price any amounts required under applicable Law.

12.	GST

12.1	Definitions

Words used in this clause 12 that have a defined meaning in the GST Law, have the same meaning as in the GST Law unless the context indicates otherwise.

12.2	GST

(a)

Unless expressly stated otherwise, any consideration (monetary or non-monetary) payable or to be provided or amount used in the calculation of a sum payable under or in connection with this agreement has been determined without regard to GST.

(b)

To the extent that any supply made under or in connection with this agreement is a taxable supply (other than any supply made under another agreement that contains a specific provision dealing with GST), the recipient must pay, in addition to the consideration provided under this agreement for that supply (unless it expressly includes GST) an amount (“additional amount”) equal to the amount of that consideration (or its GST exclusive market value) multiplied by the rate at which GST is imposed in respect of the supply. The recipient must pay the additional amount at the same time as the consideration to which it is referable.

(c)	Whenever an adjustment event occurs in relation to any taxable supply to which clause 12.2(a) applies:

(i)	the supplier must determine the amount of the GST component of the consideration payable;

(ii)	if the GST component of that consideration differs from the amount previously paid, the amount of the difference must be paid by, refunded to or credited to the recipient, as applicable; and

(iii)	the supplier must issue the recipient with a tax invoice or adjustment note within 21 days of the supplier becoming aware of the adjustment.

12.3	Tax invoices

The supplier must issue a Tax Invoice to the recipient of a supply to which clause 12.2 applies no later than 7 days following payment of the GST inclusive consideration for that supply under that clause.

12.4	Reimbursements

If either party is entitled under this agreement to be reimbursed or indemnified by the other party for a cost or expense incurred in connection with this agreement, the reimbursement or indemnity payment must not include any GST component of the cost or expense to the extent that the cost or expense is the consideration for a creditable acquisition made by the party being reimbursed or indemnified, or by its representative member.

13.	NOTICES

13.1	Form of Notice

A notice or other communication to a party under this agreement (“Notice”) must be:

(a)	in writing and in English; and

(b)	addressed to that party as follows:

(i)	if to one or more Sellers, to the Sellers’ Representative in accordance with the notice details set out in the table below;

(ii)	if to the Sellers’ Representative, in accordance with the notice details set out in the table below;

(iii)	if to the Buyer, in accordance with the notice details set out in the table below;

(i)	if to SPAC, in accordance with the notice details set out in the table below;

(or any alternative details nominated to the sending party by Notice).

Party	Notice details

Sellers’ Representative	Address: Level 11, 344 Queen Street, Brisbane QLD 4000

Attention: Chris Hay

Email: c.hay@stbenergy.com.au

Buyer	Address: 48 Miller Street, Murarrie QLD 4172, Australia

Attention: Mark Anning

Email: manning@tritium.com.au

SPAC	Address: 2744 Sand Hill Road Menlo Park, California 94025, USA

Attention: Erik Anderson, Peter Haskopoulos and Robert Tichio

Email: erik@wrg.vc; phaskopoulos@riverstonellc.com; rtichio@riverstonellc.com with a copy to:

Address: Vinson & Elkins L.L.P.,
1114, Avenue of the Americas, 32nd
Floor, New York, NY 10036
Attention: Dan Komarek
Email: dkomarek@velaw.com

and

Address: Vinson & Elkins L.L.P.,
2801 Via Fortuna, Suite 100,
Austin, TX 78746
Attention: Milam Newby
Email: mnewby@velaw.com

13.2	How Notice must be given and when Notice is received

(a)	A Notice must be given by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested).

(b)	A Notice is regarded as given upon receipt by the respective party at its address as set out in clause 13.1.

13.3	Notice must not be given by electronic communication

A Notice must not be given by electronic means of communication (other than email as permitted in clause 13.2).

14.	SELLERS’ REPRESENTATIVE

14.1	Authority

Each of the Sellers:

(a)

despite any other provision of this agreement, irrevocably authorises the Sellers’ Representative (subject only to clause 14.2) to act on its behalf in relation to any act, matter or thing required or permitted by the terms of this agreement to be done by the Sellers or any of them, including:

(i)	to give and receive payments and documents on behalf of any Seller;

(ii)	to direct payments to be made from or to any of the Sellers’ Accounts;

(iii)	to give and receive notices under this agreement;

(iv)	to give any consent or approval, exercise any power or discretion, or make any decision;

(v)	to amend, vary or waive any provision of this agreement or any matter relating to this agreement;

(vi)

to carry out any act or execute any document necessary or desirable in connection with effecting Completion in accordance with clause 4 of this agreement for and on behalf of and as attorney for any of the Sellers;

(vii)

to carry out any act or execute any document necessary or desirable in relation to any claim or potential claim under or in respect of any Transactions or matter contemplated by this agreement, including to pursue, settle or compromise any such claim on such terms as the Sellers’ Representative may in its absolute discretion determine; and

(viii)	to execute on behalf of any Seller any document giving effect to any action referred to above;

(b)

agree to be bound by all acts and omissions of the Sellers’ Representative in exercising its rights and performing its obligations under this agreement and acknowledges that each of the Buyer and SPAC is entitled to treat any act, matter or thing done by the Sellers’ Representative as binding on all Sellers and is not required to enquire further in respect of such act, matter or thing;

(c)

acknowledges that the Buyer may discharge any obligation under this agreement to give any payment, document, notice or other thing to one or more of the Sellers (including any document served to initiate or as part of legal proceedings against any one or more of the Sellers) by giving it to the Sellers’ Representative; and

(d)

agree to indemnify the Sellers’ Representative against all Loss arising as a result of or in connection with the exercise in good faith of any power under this agreement by the Sellers’ Representative on behalf of any one or more Sellers and the Sellers hereby waive any rights they have or may have to make or bring a claim against the Sellers’ Representative in relation to the exercise of any power for and on behalf of any of the Sellers.

14.2	Replacement

The Sellers’ Representative or the Sellers (acting with the consent of Sellers holding 75% or more of the Sale Shares) may by notice to the Sellers, SPAC and the Buyer replace the Sellers’ Representative (either permanently or for such period as is specified in the notice).

14.3	Rights and liabilities of the Sellers

In this agreement:

(a)

the Buyer and SPAC agree that each Seller gives the Seller Warranties in respect of that Seller and the Sale Shares set out opposite its name in columns 5 and 6 of Schedule 2 only and not any other Sellers or any other Sale Shares;

(b)	a Seller is solely liable for all of the Liability arising in connection with:

(i)	a breach of Seller Warranty given by the Seller;

(ii)	a warranty, obligation or Liability under this agreement which is expressed to be that of the particular Seller; and

(iii)	a breach of this agreement by the Seller individually,

and in such circumstances, the other Sellers are not liable for any Liability or Claim arising in connection with the breach by the liable Seller;

(c)

each Seller is individually liable (and not jointly or severally liable) for a Claim by the Buyer or SPAC in connection with this agreement with such Liability limited to its Respective Proportion of the Liability arising from the relevant Claim (other than where the Seller is solely liable for all of the Liability in accordance with clause 14.3(b)).

(d)	no Seller is liable for any Liability of any other Seller;

(e)	a right of a Seller is held by each of them severally;

(f)	in respect of the Bare Trustee:

(i)	the only obligation of the Bare Trustee under or in connection with this agreement is to execute and deliver to the Buyer the documents referred to in item 1.1(a)(2) of Schedule 5;

(ii)

if the Bare Trustee breaches its obligations in item 1.1(a)(2) of Schedule 5 in respect of certain Sale Shares, other than seeking an order for specific performance, the Buyer or SPAC may only make a Claim against the Seller for whom the Bare Trustee held those Sale Shares as trustee and not against the relevant bare trust; and

(iii)	other than in connection with an order for specific performance, the Bare Trustee will have no Liability for any Claim under, or in connection with, this agreement.

15.	GENERAL

15.1	Governing Law and jurisdiction

(a)	This agreement is governed by the Law in force in Queensland.

(b)

Each party irrevocably submits to the non-exclusive jurisdiction of courts exercising jurisdiction in Queensland and courts of appeal from them in respect of any proceedings arising out of or in connection with this agreement. Each party irrevocably waives any objection to the venue of any legal process in these courts on the basis that the process has been brought in an inconvenient forum.

15.2	Invalidity and enforceability

(a)

If any provision of this agreement is invalid under the Law of any jurisdiction the provision is enforceable in that jurisdiction to the extent that it is not invalid, whether it is in severable terms or not.

(b)

Clause 15.2(a) does not apply where enforcement of the provision of this agreement in accordance with clause 15.2(a) would materially affect the nature or effect of the parties’ obligations under this agreement.

15.3	Waiver

(a)	No party to this agreement may rely on the words or conduct of any other party as a waiver of any right unless the waiver is in writing and signed by the party granting the waiver.

(b)	The meanings of the terms used in this clause 15.3 are set out below.

(i)	“conduct” includes delay in the exercise of a right;

(ii)	“right” means any right arising under or in connection with this agreement and includes the right to rely on this clause; and

(iii)	“waiver” includes an election between rights and remedies, and conduct which might otherwise give rise to an estoppel.

15.4	Variation

A variation of any term of this agreement must be in writing and signed by the parties.

15.5	Assignment of rights

(a)	Rights arising out of or under this agreement are not assignable by a party without the prior written consent of the other party.

(b)	A breach of clause 15.5(a) by a party entitles each of the other parties to terminate this agreement.

(c)	Clause 15.5(b) does not affect the construction of any other part of this agreement.

15.6	Further action to be taken at each party’s own expense

Subject to clause 10, each party must, at its own expense, do all things and execute all documents necessary to give full effect to this agreement and the Transactions contemplated by it and use reasonable endeavours to cause relevant third parties to do the same.

15.7	Entire agreement

This agreement embodies the entire agreement between the parties and supersedes any prior negotiation, conduct, arrangement, understanding or agreement, express or implied, with respect to the subject matter of this agreement, other than the Business Combination Agreement and the Ancillary Agreements (as defined under the Business Combination Agreement.

15.8	Conflicts

In the event there is any conflict or inconsistency between the terms and conditions of this agreement and the Business Combination Agreement, the terms and conditions of the Business Combination Agreement shall govern and control the rights and obligations of the parties.

15.9	No reliance

No party has relied on any statement by any other party not expressly included in this agreement.

15.10	Damages inadequate

Each Seller, the Buyer and the Company acknowledge that damages will be inadequate compensation for a breach of this agreement and, subject to the court’s discretion, SPAC or any Related Bodies Corporate of SPAC may seek specific performance, injunctive relief or similar remedy as a remedy for any conduct or threatened conduct that is or would be a breach of this agreement in addition to any other remedies available at law or in equity under or independently of this agreement.

15.11	Counterparts

(a)	This agreement may be executed in any number of counterparts.

(b)	All counterparts, taken together, constitute one instrument.

(c)	A party may execute this agreement by signing any counterpart.

15.12	Relationship of the parties

(a)	Other than clauses 14.1 and 14.2, nothing in this agreement gives a party authority to bind any other party in any way.

(b)	Nothing in this agreement imposes any fiduciary duties on a party in relation to any other party.

15.13	Exercise of discretions

(a)

Unless expressly required by the terms of this agreement, a party is not required to act reasonably in giving or withholding any consent or approval or exercising any other right, power, authority, discretion or remedy, under or in connection with this agreement.

(b)

A party may (without any requirement to act reasonably) impose conditions on the grant by it of any consent or approval, or any waiver of any right, power, authority, discretion or remedy, under or in connection with this agreement. Any conditions must be complied with by the party relying on the consent, approval or waiver.

15.14	Service of process

Without preventing any other mode of service, any document in an action (including, any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices under clause 13.

15.15	Remedies cumulative

Except as provided in this agreement and permitted by Law, the rights, powers and remedies provided in this agreement are cumulative with and not exclusive to the rights, powers or remedies provided by Law independently of this agreement.

15.16	No merger

The Seller Warranties, Buyer Warranties, undertakings and indemnities in this agreement will not merge on Completion.

15.17	Attorneys

Each of the attorneys executing this agreement states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

15.18	Intended Tax Treatment

The parties intend that, for U.S. federal and applicable state income tax purposes, the sale and purchase of the Sale Shares in exchange for the Consideration Shares pursuant to this agreement, together with the other Transactions, will be treated as a transaction described in Section 351 of the U.S. Internal Revenue Code of 1986, as amended.

SCHEDULE 1

DICTIONARY AND INTERPRETATION

1.	Dictionary

In this agreement:

“Affiliate” in relation to a person, means:

(a)	a shareholder of the person;

(b)	a director, secretary or officer of the person; or

(c)	a Related Body Corporate or a Related Entity of the person.

“Alternative Transaction” means, with respect to the Company:

(a)	the issuance, sale or transfer to or investment by any person in any newly issued or currently outstanding equity interest in the Company;

(b)	the sale or transfer of the assets of the Group Companies to any person; and

(c)	any merger or business combination between the Company or any Group Company, on the one hand, and any other person, on the other hand,

other than:

(d)

in the cases of clauses (a) and (b), with respect to any de minimis transfers of equity interests or assets or any issuance, sale, transfer, investment of equity interests or assets permitted by the terms of this agreement (subject to the requirements in clause 2.4 and copies of all transaction documents of such issuance are promptly provided to SPAC);

(e)

in the case of clause (a), the issuance of any newly issued equity interest in the Company as part of a capital raising of up to approximately $35 million in or around June 2021 (subject to the requirements in clause 2.4 and copies of all transaction documents of such issuance are promptly provided to SPAC);

(f)

in the case of clause (a), the issuance of any newly issued equity interest in the Company as part of a capital raising of up to approximately $20 million in or around December 2021 (subject to the requirements in clause 2.4 and copies of all transaction documents of such issuance are promptly provided to SPAC);

(g)

in the case of clause (a), the issuance of any newly issued equity interest in the Company where the directors of the Company determine that an injection of funds is reasonably necessary to ensure that the Company is able to pay its debts (and the debts of its subsidiaries) as and when they fall due (subject to the requirements in clause 2.4 and copies of all transaction documents of such issuance are promptly provided to SPAC);

(h)

in the case of clause (a), the issuance of any newly issued convertible notes which will convert into ordinary shares in the Company as part of a capital raising of up to approximately $75 million (subject to the requirements in clause 2.4 and copies of all transaction documents of such issuance are promptly provided to SPAC);

(i)	any such sale or transfer made in accordance with clause 19 of the Shareholders’ Deed;

(j)	as approved by SPAC in writing,

provided that, any such issuance pursuant to the foregoing clauses (d) to (h) must be conditional on that after such issuance:

(k)

the Consortium Shareholders shall continue to hold at least 50% of the C/Ord Shares such that the Consortium Shareholders can issue and maintain the “Exit Notice” pursuant to clause 13 of the Shareholders’ Deed in connection with the transactions contemplated under the Business Combination Agreement; or

(l)

a requisite number of holders of C/Ord Shares accede to the Commitment Agreement to become a “Consortium Shareholder” such that (i) the Consortium Shareholders shall continue to hold at least 50% of the C/Ord Shares and (ii) can issue and maintain the “Exit Notice” pursuant to clause 13 of the Shareholders’ Deed in connection with the transactions contemplated under the Business Combination Agreement.

“Appointing Beneficiary” means a Seller whose Sale Shares are held by the Bare Trustee as trustee for the Seller.

“ASIC” means the Australian Securities and Investments Commission.

“Authorisations” includes:

(a)

any authorisation, consent, approval, registration, filing, agreement, notice of non objection, notarisation, certificate, licence, permit, authority or exemption from, by or with a Government Agency; and

(b)

in relation to anything which will be prohibited or restricted in whole or in part by Law if a Government Agency intervenes or acts in any way within a specific period after lodgement, filing registration, registration or notification, the expiry of that period without intervention or action.

“Bare Trustee” means Tritium Nominee Pty Ltd ACN 627 582 610.

“Board” means the directors of the Company and includes a committee of the Board and a delegate of the Board.

“Business Combination Agreement” means the Business Combination Agreement dated 25 May 2021 among SPAC, the Company and Merger Sub, as amended, restated or otherwise modified from time to time.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings and on which banks are not required or authorized to close in the City of New York in the United States of America or Brisbane,

Queensland, Australia (other than a Saturday, Sunday or public holiday in those cities); provided that banks shall not be deemed to be required or authorized to be closed due to a “shelter in place,” “non-essential employee” or similar closure of physical branch locations at the direction of any Government Agency if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day.

“Business Records” means all original and certified copies of the books, records, documents, information, accounts and data (whether machine readable or in printed form) relating to and held by a Group Company.

“Buyer Warranties” means the representations and warranties set out in Schedule 4.

“Certificate of Merger” has the same meaning as “Certificate of Merger” as defined pursuant to the Business Combination Agreement.

“CGT Withholding Amount” means any amount that the Buyer may be liable to pay to the Commissioner of Taxation under section 14-200 of Schedule 1 to the TAA.

“Claim” means any allegation, debt, cause of action, action, dispute, Liability, claim, proceedings, investigation, inquiry, prosecution, litigation, arbitration, mediation, audit or dispute resolution, suit or demand of any nature howsoever arising and whether present or future, fixed or unascertained, actual or contingent, whether at law, in equity, under statute or otherwise.

“Commitment Agreement” means the Commitment Agreement dated 25 May 2021 between St Baker Energy Holdings Pty Ltd (ACN 010 165 554) as trustee for the St Baker Energy Innovation Trust (ABN 60 715 308 891), Ilwella Pty Ltd (ACN 003 220 371), Varley Holdings Pty. Limited (ACN 008 464 935), Finnmax Pty Ltd (ACN 625 001 863) as trustee for The Finn Family Trust (ABN 14 920 868 541), the Buyer and SPAC.

“Completion” means the completion of the sale and purchase of the Sale Shares under clause 4 which, for the avoidance of doubt, is effective as at the Effective Time.

“Completion Date” means the date on which Completion occurs.

“Condition” means the conditions precedent set out in clause 3.1.

“Confidentiality Agreement” means the Letter of Intent, dated 5 March 2021 between the Company and SPAC.

“Consideration Shares” means 120,000,000 fully paid ordinary shares in the capital of Buyer with a value of US$10.00 per share.

“Consortium Shareholder” has the same meaning as such term is defined pursuant to the Commitment Agreement.

“Constitution” means the constitution of the Company as amended from time to time.

“C/Ord Shares” has the same meaning as such term is defined pursuant to the Shareholders’ Deed.

“Corporations Act” means the Corporations Act 2001 (Cth).

“Duty” means any stamp, transaction or registration duty or similar charge imposed by any Government Agency and includes any interest, fine, penalty, charge or other amount imposed in respect of any of them.

“Effective Time” means the time at which the Certificate of Merger is filed with the Secretary of the State of Delaware in accordance with the Business Combination Agreement.

“Employee Equity Plan Offer Letter” means an offer from the Company to an employee of the Company or its subsidiaries to subscribe for fully paid “N Class” shares in the Company.

“Encumbrance” means an interest or power:

(a)	reserved in or over an interest in any asset; or

(b)	created or otherwise arising in or over any interest in any asset under a security agreement, a bill of sale, mortgage, charge, lien, pledge, trust or power,

by way of, or having similar commercial effect to, security for the payment of a debt, any other monetary obligation or the performance of any other obligation, and includes, but is not limited to:

(c)	any agreement to grant or create any of the above; and

(d)	a Security Interest within the meaning of section 12(1) of the PPSA.

“Government Agency” means any government or governmental, semi-government, public, statutory, administrative, monetary, fiscal or judicial body, department, authority or entity, or any court, administrative or regulatory agency, tribunal or commission whether domestic, foreign, federal, state, territorial or local or in any part of the world.

“Group” means the Company and each of its subsidiaries.

“Group Company” means a member of the Group and “Group Companies” means all of them.

“GST” means goods and services tax or similar value added tax levied or imposed in Australia under the GST Law or otherwise on a supply.

“GST Act” means the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

“GST Law” means has the same meaning as in the GST Act.

“Insolvency Event” means in relation to an entity:

(a)

the entity is unable to pay its debts as and when they fall due or has stopped or suspended, or threatened to stop or suspend, payment of all or a class of its debts or is insolvent within meaning of section 95A of the Corporations Act;

(b)	the entity goes, or proposes to go, into bankruptcy or liquidation;

(c)	the entity:

(i)	receives a deregistration notice under section 601AB of the Corporations Act or any communication from ASIC that might lead to such a notice; or

(ii)	applies for deregistration under section 601AA of the Corporations Act;

(d)	an order is made or an effective resolution is passed for the winding up or dissolution without winding up (otherwise than for the purposes of a solvent reconstruction or amalgamation) of the entity;

(e)

a receiver, receiver and manager, judicial manager, liquidator, administrator or like official is appointed, or threatened or expected to be appointed, over the whole or a substantial part of the undertaking or property of the entity;

(f)	the holder of an Encumbrance takes possession of the whole or substantial part of the undertaking or property of the entity;

(g)	a writ of execution is issued against the entity or any of the entity’s assets;

(h)	the entity proposes or takes any steps to implement a scheme or arrangement or other compromise with its creditors or any class of them;

(i)	the entity is declared or taken under applicable Law to be insolvent or the entity’s board of directors resolve that it is, or is likely to become insolvent; or

(j)	an event that is the effective equivalent of an event described in paragraphs (a)-(i) above occurs in respect of the entity under the Laws applicable to it; and

in relation to a natural person, the person is made bankrupt, declared bankrupt or files a petition for relief under bankruptcy Laws, a certificate is issued for the summary administration of the person’s estate or an equivalent or similar event to any of the foregoing occurs in respect of the person under the Laws applicable to it.

“Law” means:

(a)	principles of law or equity established by decisions of courts;

(b)	statutes, regulations or by-laws of the Commonwealth, a State, a Territory or a Government Agency; and

(c)	requirements and approvals (including conditions) of the Commonwealth, a State, a Territory or a Government Agency that have the force of law.

“Liability” means any liability, obligation, damage, loss, remedy, cost or expense (including legal costs and expenses of whatsoever nature or description and Tax) (whether actual, contingent or prospective), irrespective of the acts, events or things giving rise to the liability occurred.

“Loan Funded Share Plan Rules” means the loan funded share plan rules of the Company dated 22 November 2018.

“Loss” means losses, liabilities, damages, costs, charges and expenses and includes Taxes and Duties.

“Merger Sub” means Hulk Merger Sub, Inc., a Delaware corporation.

“Outside Date” has the same meaning as “Outside Date” as defined pursuant to the Business Combination Agreement.

“Permitted Encumbrance” means:

(a)	every lien or retention of title arrangement securing the unpaid balance of purchase money for property acquired in the ordinary course of business;

(b)	any Encumbrance in relation to personal property (as defined in the PPSA and to which that Corporations Act applies) that is created or provided for by:

(i)	a transfer of an Account or Chattel Paper;

(ii)	a PPS Lease; or

(iii)	a Commercial Consignment,

that is not a Security Interest;

(c)	the interest of the lessor or owner in respect of assets subject to a finance or capital lease, a hire-purchase agreement or a conditional sale agreement; and

(d)	any other Encumbrance approved by SPAC in writing.

In this definition, Account, Chattel Paper, PPS Lease and Commercial Consignment have the meanings given in the PPSA.

“PPSA” means the Personal Property Securities Act 2009 (Cth).

“Purchase Price” means the Consideration Shares, provided that the total value of the Purchase Price (with each Consideration Share valued at US$10.00 per share) shall not exceed US$1,200,000,000.

“Related Body Corporate” has the meaning given in section 9 of the Corporations Act.

“Related Entity” has the meaning given in section 9 of the Corporations Act.

“Representative” means a person’s officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives.

“Respective Proportion” means in relation to a Seller, the ratio equal to: (a) the aggregate number of Sale Shares held by that Seller as set out in column 5 and column 6 of Schedule 2, divided by (b) the total number of Sale Shares.

“Sale Shares” means:

(a)	those issued shares in the capital of the Company set out in column 5 of Schedule 2; and

(b)	those issued shares in the capital of the Company set out in column 6 of Schedule 2,

in each case as Schedule 2 may be amended in accordance with clause 2.3 and which collectively represent all of the issued share capital and equity interests of the Company.

“Sale Shares Schedule” means a schedule in the form set out in Schedule 2.

“Security Interest” means a security interest as defined in the PPSA.

“Seller Warranties” means the representations and warranties set out in Schedule 3.

“Sellers’ Representative” means Chris Hay or such other person as is appointed as Sellers’ Representative under clause 14.2.

“Shareholders’ Deed” means the Shareholders’ Deed dated 30 August 2018 among the Company, the Shareholders (as defined therein) and the Employee Parties (as defined therein).

“SHD Deed of Accession” means the “Deed of Accession” as defined in the Shareholders’ Deed.

“STA Deed of Accession” means a deed of accession substantially in the form attached in Schedule 6.

“TAA” means Taxation Administration Act 1953 (Cth).

“Tax”, “Taxes” or “Taxation” means all forms of present and future taxes, excise, Duty, imposts, deductions, charges, withholdings, rates, levies or other governmental impositions imposed, assessed or charged by any Government Agency, together with all interest, penalties, fines, expenses and other additional statutory charges relating to any of them, imposed or withheld by a Government Agency.

“Tax Authority” means any Government Agency responsible for the collection of any Tax or administration of any Tax Law.

“Tax Invoice” includes any document or record treated by the Commissioner of Taxation as a tax invoice or as a document entitling a recipient to an input tax credit.

“Tax Law” means any Law relating to Tax.

“Transactions” has the same meaning as “Transactions” as defined pursuant to the Business Combination Agreement.

2.	Interpretation

In this agreement the following rules of interpretation apply unless the contrary intention appears:

(a)	headings and bold type are for convenience only and do not affect the interpretation of this agreement;

(b)	the singular includes the plural and the plural includes the singular;

(c)	words of any gender include all genders;

(d)	other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning;

(e)	an expression importing a person includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency as well as an individual;

(f)	the words ‘such as’, ‘including’, ‘particularly’ and similar expressions are not words of limitation;

(g)	a reference to:

(i)	a clause, party, schedule, attachment or exhibit is a reference to a clause of, and a party, schedule, attachment or exhibit to, this agreement;

(ii)	any legislation includes all delegated legislation made under it and amendments, consolidations, replacements or re-enactments of any of them;

(iii)	a document includes all amendments or supplements to, or replacements or novations of, that document;

(iv)	a party to a document includes that party’s successors and permitted assignees;

(v)	an agreement other than this agreement includes a deed and any legally enforceable undertaking, agreement, arrangement or understanding, whether or not in writing;

(vi)

liquidation or insolvency includes appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding-up, dissolution, deregistration, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or any similar procedure or, where applicable, changes in the constitution of any partnership or person, or death;

(vii)	a body, other than a party to this agreement (including an institute, association or authority), whether statutory or not:

(A)	that ceases to exist; or

(B)	whose powers or functions are transferred to another body,

is a reference to the body that replaces it or that substantially succeeds to its powers or functions.

(viii)

any thing (including, but not limited to, any right) includes a part of that thing but nothing in this clause (g)(viii) implies that performance of part of an obligation constitutes performance of the obligation;

(ix)	a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later; and

(x)	$ is to Australian currency unless denominated otherwise.

(h)	no provision of this agreement will be construed adversely to a party because that party was responsible for the preparation of this agreement or that provision;

(i)	if an act prescribed under this agreement to be done by a party on or by a given day is done after 5.00pm on that day, it is taken to be done on the next day;

(j)	if a period of time is specified and dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

(k)	a reference to time is a reference to Brisbane time.

(l)	where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the next Business Day; and

(m)	this agreement includes all schedules and attachments to it.

SCHEDULE 2

SELLER PARTIES

	Column 1	Column 2	Column 3	Column 4	Column 5	Column 6
No.	Seller	Legal title to Sale Shares held by Bare Trustee? (Y/N)	Address	Class of Sale Shares	Number of shares held by the Seller as at the date of this agreement	Number of shares issued to the Seller between the date of this agreement and Completion

1.	Finnmax Pty Ltd ATF Finn Family Trust	N		Ordinary Shares N Class Shares	3,740,000 381,709

2.	James Kennedy ATF Kennedy Family Trust	N		Ordinary Shares C Class Shares N Class Shares	3,368,632 6,873 342,161

3.	Sernik Pty Ltd ATF Sernia Family Trust	N		Ordinary Shares N Class Shares	1,870,000 190,855

4.	Bernard Brian Walsh	N		C Class Shares N Class Shares	460,000 34,179	2,727 Ordinary Shares

5.	Geoff Ralph Walker	N		C Class Shares	280,000	3,037 Ordinary Shares

6.	Varley Holdings Pty. Limited	N		Ordinary Shares C Class Shares	13,370,770 1,080,504	575,084 Ordinary Shares

7.	St Baker Energy Holdings Pty Ltd ATF St Baker Energy Innovation Trust	N		Ordinary Shares C Class Shares	19,088,667 1,360,497	961,981 Ordinary Shares

8.	LRSR Pty Ltd ATF Beaumont Investment Trust	N		Ordinary Shares C Class Shares	538,960 42,841	53,493 Ordinary Shares

	Column 1	Column 2	Column 3	Column 4	Column 5	Column 6
No.	Seller	Legal title to Sale Shares held by Bare Trustee? (Y/N)	Address	Class of Sale Shares	Number of shares held by the Seller as at the date of this agreement	Number of shares issued to the Seller between the date of this agreement and Completion

9.	Mariva Investments Pty Ltd ATF Mariva Property Trust	N		Ordinary Shares C Class Shares	252,416 20,618	15,456 Ordinary Shares

10.	Panic Super Pty Ltd ATF Panic Superannuation Fund	N		Ordinary Shares C Class Shares	226,895 20,618	14,863 Ordinary Shares

11.	Franunta Super Pty Ltd ATF Franunta Superannuation Fund	N		Ordinary Shares C Class Shares	42,069 3,437	10,169 Ordinary Shares

12.	Opnet Pty Ltd ATF The Opnet Trust	N		Ordinary Shares C Class Shares	420,693 34,363	40,945 Ordinary Shares

13.	Greengrid Investment Holding Group Pty Ltd	N		Ordinary Shares C Class Shares	427,782 34,363	10,738 Ordinary Shares

14.	Retail Bids Limited	N		Ordinary Shares C Class Shares	619,346 56,279	26,886 Ordinary Shares

15.	Elda Electronics Pty Ltd	N		Ordinary Shares C Class Shares	22,507 144,109	9,945 Ordinary Shares

16.	Grenning Family Super Pty Ltd ATF Grenning Family Superannuation Fund	N		Ordinary Shares C Class Shares	22,507 150,000	13,120 Ordinary Shares

17.	Dana Nicole Murphy ATF Banbury Place Investment Trust	N		Ordinary Shares C Class Shares	22,572 51,428	7,793 Ordinary Shares

	Column 1	Column 2	Column 3	Column 4	Column 5	Column 6
No.	Seller	Legal title to Sale Shares held by Bare Trustee? (Y/N)	Address	Class of Sale Shares	Number of shares held by the Seller as at the date of this agreement	Number of shares issued to the Seller between the date of this agreement and Completion

18.	Thimios Super Pty Ltd ATF Thimios Superannuation Fund	N		Ordinary Shares C Class Shares	27,300 46,591	5,969 Ordinary Shares

19.	Tambleview Pty Ltd ATF Tambleview Property Trust	N		Ordinary Shares C Class Shares	21,000 115,000	6,419 Ordinary Shares

20.	Morris Equity Investments Pty Ltd ATF The KDLM Trust Account	N		C Class Shares	89,381	6,819 Ordinary Shares

21.	BS & PL McSweeney Pty Ltd ATF McSweeneys Pharmacy Superannuation Fund No 2	N		Ordinary Shares C Class Shares	8,507 82,505	4,091 Ordinary Shares

22.	Joseph Lelkes	Y		C Class Shares N Class Shares	16,447 5,831

23.	Ballachanda Vikram Cariappa	Y		N Class Shares	13,135

24.	Lars Christer Wille	N		C Class Shares	12,376

25.	Michael Walton and Cho Walton	Y		C Class Shares	34,818

26.	Brendan Pearce	Y		C Class Shares	8,251

27.	Siew Ben Wong	Y		C Class Shares N Class Shares	20,572 5,200

	Column 1	Column 2	Column 3	Column 4	Column 5	Column 6
No.	Seller	Legal title to Sale Shares held by Bare Trustee? (Y/N)	Address	Class of Sale Shares	Number of shares held by the Seller as at the date of this agreement	Number of shares issued to the Seller between the date of this agreement and Completion

28.	Ashley Scott Ballinger	N		C Class Shares	8,251

29.	Satya Devanand Verma	Y		C Class Shares N Class Shares	8,251 6,010

30.	Alexander Rudzki	Y		C Class Shares N Class Shares	4,096 53,816

31.	Christopher Crossman	N		N Class Shares	36,400

32.	Dion Sumpton	Y		N Class Shares	128,979

33.	Michael Walton	Y		C Class Shares N Class Shares	4,885 109,731

34.	Peter Coe	Y		C Class Shares N Class Shares	4,100 19,450

35.	Sherwin Bell	N		N Class Shares	15,600

36.	Shelley Farrell	Y		N Class Shares	93,707

37.	Calem Walsh	Y		C Class Shares N Class Shares	4,071 115,007

	Column 1	Column 2	Column 3	Column 4	Column 5	Column 6
No.	Seller	Legal title to Sale Shares held by Bare Trustee? (Y/N)	Address	Class of Sale Shares	Number of shares held by the Seller as at the date of this agreement	Number of shares issued to the Seller between the date of this agreement and Completion

38.	Marcelo Salgado	N		C Class Shares N Class Shares	208,000 18,785

39.	Ilwella Pty Ltd	N		Ordinary Shares C Class Shares	7,292,504 605,606	369,438 Ordinary Shares

40.	David Toomey ATF David James Toomey Family Trust	N		C Class Shares N Class Shares	8,141 140,399

41.	Luke Hovington	Y		N Class Shares	25,604

42.	Peter Earl	Y		Ordinary Shares C Class Shares N Class Shares	296 2,463 37,546

43.	Jordan Pierce	Y		N Class Shares	68,028

44.	Paul McWilliams	Y		N Class Shares	47,365

45.	Xavier Casley	Y		N Class Shares	38,140

46.	Francis Viviers	N		N Class Shares	5,910

	Column 1	Column 2	Column 3	Column 4	Column 5	Column 6
No.	Seller	Legal title to Sale Shares held by Bare Trustee? (Y/N)	Address	Class of Sale Shares	Number of shares held by the Seller as at the date of this agreement	Number of shares issued to the Seller between the date of this agreement and Completion

47.	Cameron Swales	Y		C Class Shares N Class Shares	493 12,615

48.	David Blum	Y		N Class Shares	9,584

49.	Matthew Finn	Y		N Class Shares	37,546

50.	Tobias Sonnenburg	Y		N Class Shares	48,331

51.	Michael Russo	Y		C Class Shares N Class Shares	493 22,128	69 Ordinary Shares

52.	Michael Boylson ATF Boylson Trust	Y		C Class Shares	61,056

53.	Daniel Stephen Kermode	Y		Ordinary Shares C Class Shares	2,250 5,000	1,493 Ordinary Shares

54.	Gunasiri Family Super Pty Ltd ATF Gunasiri Family Super Fund	Y		C Class Shares	81,408

55.	Beata Grzegorczyk	N		C Class Shares	30,528

56.	Paul Hewitt	Y		N Class Shares	7,225

	Column 1	Column 2	Column 3	Column 4	Column 5	Column 6
No.	Seller	Legal title to Sale Shares held by Bare Trustee? (Y/N)	Address	Class of Sale Shares	Number of shares held by the Seller as at the date of this agreement	Number of shares issued to the Seller between the date of this agreement and Completion

57.	Nicholas Ockhuisen	Y		Ordinary Shares C Class Shares N Class Shares	900 6,106 2,473

58.	Bikash Pandey	N		Ordinary Shares C Class Shares	11,254 40,704

59.	Lili Zhang	Y		C Class Shares N Class Shares	10,000 6,024	232 Ordinary Shares

60.	Bradley Alan Cran	Y		C Class Shares N Class Shares	6,150 27,707	304 Ordinary Shares

61.	Stefan Gotz	Y		Ordinary Shares C Class Shares N Class Shares	2,250 4,071 16,954	948 Ordinary Shares

62.	Peter Blyth	Y		C Class Shares N Class Shares	49,500 7,225	5,250 Ordinary Shares

63.	Ben Guymer	Y		C Class Shares N Class Shares	4,071 5,068

64.	Yi Tang	Y		Ordinary Shares C Class Shares N Class Shares	12,000 8,000 15,071	6,539 Ordinary Shares

	Column 1	Column 2	Column 3	Column 4	Column 5	Column 6
No.	Seller	Legal title to Sale Shares held by Bare Trustee? (Y/N)	Address	Class of Sale Shares	Number of shares held by the Seller as at the date of this agreement	Number of shares issued to the Seller between the date of this agreement and Completion

65.	Mao Li	Y		C Class Shares N Class Shares	7,000 862

66.	Arron Lee	Y		C Class Shares N Class Shares	4,071 14,470

67.	Richard Kosik	Y		C Class Shares N Class Shares	4,071 42,847

68.	Jeroen Jonker	Y		Ordinary Shares C Class Shares	22,507 40,704	12,893 Ordinary Shares

69.	James Greg Lary	Y		C Class Shares	4,071	225 Ordinary Shares

70.	Cindy Carruthers	Y		Ordinary Shares C Class Shares	929 4,071

71.	Dennis Pascual and Carolyn Pascual	Y		C Class Shares	10,000	304 Ordinary Shares

72.	Dion Schulz	Y		C Class Shares N Class Shares	4,071 9,900

73.	Manuel Fernandes	Y		Ordinary Shares C Class Shares	9,000 16,500	1,705 Ordinary Shares

	Column 1	Column 2	Column 3	Column 4	Column 5	Column 6
No.	Seller	Legal title to Sale Shares held by Bare Trustee? (Y/N)	Address	Class of Sale Shares	Number of shares held by the Seller as at the date of this agreement	Number of shares issued to the Seller between the date of this agreement and Completion

74.	Daniel McInnes	Y		Ordinary Shares C Class Shares N Class Shares	1,125 4,071 7,578	1,301 Ordinary Shares

75.	Stephen James	Y		N Class Shares	20,230

76.	Harrison Hume	Y		N Class Shares	17,327

77.	Tom Fraser	Y		N Class Shares	12,183

78.	Bill McKay-Lowndes	Y		N Class Shares	18,018

79.	Sean Giuricin	Y		N Class Shares	36,902

80.	Grant Kennedy	Y		N Class Shares	4,781

81.	Alana Churchward	Y		N Class Shares	12,250

82.	Daniel Kerr	Y		N Class Shares	5,510

83.	Jason Wayenberg	Y		N Class Shares	6,059

	Column 1	Column 2	Column 3	Column 4	Column 5	Column 6
No.	Seller	Legal title to Sale Shares held by Bare Trustee? (Y/N)	Address	Class of Sale Shares	Number of shares held by the Seller as at the date of this agreement	Number of shares issued to the Seller between the date of this agreement and Completion

84.	Eileen Chan Kee	Y		N Class Shares	6,077

85.	Nasir Basha	Y		N Class Shares	3,850

86.	Toatele Siulai	Y		N Class Shares	2,522

87.	Chuan Hsien Hung	Y		N Class Shares	6,010

88.	Wayne Blair	Y		N Class Shares	11,699

89.	Jake Arnold	Y		N Class Shares	4,000

90.	Cameron McDougall	Y		N Class Shares	8,056

91.	Vinay Kumar	Y		N Class Shares	6,000

92.	Brooke Nyman	Y		N Class Shares	11,395

93.	Vikram Gill	Y		N Class Shares	5,000

94.	Eliezer Pasno	Y		N Class Shares	9,286

	Column 1	Column 2	Column 3	Column 4	Column 5	Column 6
No.	Seller	Legal title to Sale Shares held by Bare Trustee? (Y/N)	Address	Class of Sale Shares	Number of shares held by the Seller as at the date of this agreement	Number of shares issued to the Seller between the date of this agreement and Completion

95.	Richard Abarintos	Y		N Class Shares	2,570

96.	Raza Aftab	Y		N Class Shares	5,711

97.	Jason Bray	Y		N Class Shares	3,022

98.	Paul Burnett	Y		N Class Shares	2,522

99.	Asad Riaz	Y		N Class Shares	862

100.	Eglicila De Leiuen	Y		N Class Shares	862

101.	Easter Faamatuainu	Y		N Class Shares	2,408

102.	Darryl Haslet	Y		N Class Shares	2,408

103.	Rajib Paul	Y		N Class Shares	862

104.	Dianne Poynter	Y		N Class Shares	2,908

105.	Siolo Pule	Y		N Class Shares	3,798

	Column 1	Column 2	Column 3	Column 4	Column 5	Column 6
No.	Seller	Legal title to Sale Shares held by Bare Trustee? (Y/N)	Address	Class of Sale Shares	Number of shares held by the Seller as at the date of this agreement	Number of shares issued to the Seller between the date of this agreement and Completion

106.	Emmanuel Ramirez	Y		N Class Shares	2,408

107.	Martin Rohde	Y		N Class Shares	862

108.	Dominic Russo	Y		N Class Shares	3,232

109.	Dick Sen	Y		N Class Shares	2,522

110.	Michelle Stevenson	Y		N Class Shares	6,878

111.	Melanie Dooley	Y		N Class Shares C Class Shares	4,335 8,250

112.	Michael Vagg	Y		N Class Shares	2,408

113.	Michael Boylson	Y		N Class Shares	10,115

114.	Seshan Weeratunga	Y		N Class Shares	18,785

115.	Shen Xie	Y		N Class Shares	2,953

116.	Ger Yang	Y		N Class Shares	2,408

	Column 1	Column 2	Column 3	Column 4	Column 5	Column 6
No.	Seller	Legal title to Sale Shares held by Bare Trustee? (Y/N)	Address	Class of Sale Shares	Number of shares held by the Seller as at the date of this agreement	Number of shares issued to the Seller between the date of this agreement and Completion

117.	David Toomey	N		N Class Shares	582,145

118.	Hinton Holdings (Australia) Pty Ltd ATF Paton Family Superannuation Fund	N		Ordinary Shares	112,534	1,864 Ordinary Shares

119.	Tri-Anta Pty Ltd ATF The Rose Family Trust	N		Ordinary Shares	213,815	24,198 Ordinary Shares

120.	Fabbrostone Pty Ltd	N		Ordinary Shares	123,787	5,839 Ordinary Shares

121.	Rostfay Pty Ltd ATF Tritium Unit Trust	N		Ordinary Shares	114,287	4,548 Ordinary Shares

122.	Isabella Pennefather Pty Ltd	Y		Ordinary Shares	56,267	7,381 Ordinary Shares

123.	Coolah Holdings Pty Ltd ATF The Lambert Family Trust	N		Ordinary Shares	1,142,871	76,614 Ordinary Shares

124.	Big Bucket Car Wash Pty Ltd ATF Miller Owen Family Trust	Y		Ordinary Shares	67,520	3,409 Ordinary Shares

125.	Simon and Zena Clark ATF Size Super Fund	Y		Ordinary Shares	6,752	1,152 Ordinary Shares

126.	Simon Clark and Zena Clark	Y		Ordinary Shares	4,501	1,320 Ordinary Shares

127.	Robert Llewellyn Davies	Y		Ordinary Shares	22,507	2,430 Ordinary Shares

	Column 1	Column 2	Column 3	Column 4	Column 5	Column 6
No.	Seller	Legal title to Sale Shares held by Bare Trustee? (Y/N)	Address	Class of Sale Shares	Number of shares held by the Seller as at the date of this agreement	Number of shares issued to the Seller between the date of this agreement and Completion

128.	DB & MJ Overell ATF Overell Superannuation Fund	Y		Ordinary Shares	24,938	4,401 Ordinary Shares

129.	Elizabeth Abegg Pty Ltd	Y		Ordinary Shares	56,267	7,381 Ordinary Shares

130.	New Lake 10 BV	N		Ordinary Shares	22,507	12,893 Ordinary Shares

131.	Jezal Securities Pty Ltd	Y		Ordinary Shares	45,013	13,195 Ordinary Shares

132.	Wholesale Diving Supplies Pty Ltd	Y		Ordinary Shares	22,507	373 Ordinary Shares

133.	Ian McBain Holland	Y		Ordinary Shares	11,253	3,645 Ordinary Shares

134.	GGC International Holdings LLC	N		Ordinary Shares	14,400,007	573,043 Ordinary Shares

135.	S.M. Robinson PAF Pty Ltd	Y		C Class Shares	4,071

136.	Warringah Theatres Pty Ltd	Y		C Class Shares	23,432

137.	Aidan Clarke	Y		N Class Shares	46,639

138.	Brandon Barron	Y		N Class Shares	42,773

	Column 1	Column 2	Column 3	Column 4	Column 5	Column 6
No.	Seller	Legal title to Sale Shares held by Bare Trustee? (Y/N)	Address	Class of Sale Shares	Number of shares held by the Seller as at the date of this agreement	Number of shares issued to the Seller between the date of this agreement and Completion

139.	Brett Meredith	Y		N Class Shares	64,018

140.	Jacoba Gerritsen	Y		N Class Shares	61,200

141.	Harry Watson	Y		N Class Shares	46,900

142.	James Martin	Y		N Class Shares	43,298

143.	Kei Nakahara	Y		N Class Shares	45,272

144.	Mark Anning	Y		N Class Shares	32,676

145.	Michelle Lofthouse	Y		N Class Shares	52,998

146.	Nicholas Keeling	Y		N Class Shares	47,554

147.	Paul Forbes	Y		N Class Shares	52,708

148.	Rachel Walsh	Y		N Class Shares	32,000

149.	Stephan Sommerschuh	Y		N Class Shares	42,011

	Column 1	Column 2	Column 3	Column 4	Column 5	Column 6
No.	Seller	Legal title to Sale Shares held by Bare Trustee? (Y/N)	Address	Class of Sale Shares	Number of shares held by the Seller as at the date of this agreement	Number of shares issued to the Seller between the date of this agreement and Completion

150.	Timo Bellgardt	Y		N Class Shares	30,875

151.	Todd Lamb	Y		N Class Shares	27,056

152.	Jane Hunter	Y		N Class Shares	627,065

153.	Michael Hipwood	Y		N Class Shares	334,179

154.	Nicholas Coghlan	Y		N Class Shares	27,446

155.	Celine Roche	Y		N Class Shares	30,000

156.	Arvin Lobo	Y		N Class Shares	2,803

157.	Aaron Palm	Y		N Class Shares	7,360

158.	Adrian Santos	Y		N Class Shares	1,546

159.	Archana Singh	Y		N Class Shares	1,879

160.	Berto Di Pasquale	Y		N Class Shares	1,611

	Column 1	Column 2	Column 3	Column 4	Column 5	Column 6
No.	Seller	Legal title to Sale Shares held by Bare Trustee? (Y/N)	Address	Class of Sale Shares	Number of shares held by the Seller as at the date of this agreement	Number of shares issued to the Seller between the date of this agreement and Completion

161.	Bishoy Garas	Y		N Class Shares	1,709

162.	Brie’Anna Ihle	Y		N Class Shares	1,546

163.	Byung Guk Kim	Y		N Class Shares	1,870

164.	Brigitte Kirk	Y		N Class Shares	1,546

165.	Brendan O’Brien	Y		N Class Shares	1,611

166.	Chirag Kheni	Y		N Class Shares	1,535

167.	Cathie Seed	Y		N Class Shares	2,819

168.	Christopher Watts	Y		N Class Shares	7,699

169.	Emmanuel Abellana	Y		N Class Shares	1,546

170.	Emelita Newton	Y		N Class Shares	1,546

171.	Ester Ranson	Y		N Class Shares	1,546

	Column 1	Column 2	Column 3	Column 4	Column 5	Column 6
No.	Seller	Legal title to Sale Shares held by Bare Trustee? (Y/N)	Address	Class of Sale Shares	Number of shares held by the Seller as at the date of this agreement	Number of shares issued to the Seller between the date of this agreement and Completion

172.	Eric Talatonu	Y		N Class Shares	1,611

173.	Fabio Mureddu	Y		N Class Shares	1,930

174.	Gavin Reid	Y		N Class Shares	3,019

175.	Isaac Dimanstein	Y		N Class Shares	4,033

176.	Jessica Castro	Y		N Class Shares	1,546

177.	Jeanette Choi	Y		N Class Shares	1,546

178.	John Gorman	Y		N Class Shares	2,607

179.	Janaka Weerathunga Yapa Seneviratne	Y		N Class Shares	2,966

180.	Jainandra Sharma	Y		N Class Shares	1,611

181.	Jack Siaki	Y		N Class Shares	1,611

182.	Janelle Walker	Y		N Class Shares	1,780

	Column 1	Column 2	Column 3	Column 4	Column 5	Column 6
No.	Seller	Legal title to Sale Shares held by Bare Trustee? (Y/N)	Address	Class of Sale Shares	Number of shares held by the Seller as at the date of this agreement	Number of shares issued to the Seller between the date of this agreement and Completion

183.	Karl Erakovic	Y		N Class Shares	3,715

184.	Katherine Molloy	Y		N Class Shares	3,317

185.	Karen Smetzer	Y		N Class Shares	1,879

186.	Leah Hodgkinson	Y		N Class Shares	2,130

187.	Linda Turner	Y		N Class Shares	1,546

188.	Melinda Batley-Ole Keko	Y		N Class Shares	1,879

189.	Menchie Findling	Y		N Class Shares	1,546

190.	Mitchell Paul	Y		N Class Shares	1,546

191.	Mario Punzalan	Y		N Class Shares	1,546

192.	Michael Robinson	Y		N Class Shares	2,176

193.	Massoud Sabzali	Y		N Class Shares	3,325

	Column 1	Column 2	Column 3	Column 4	Column 5	Column 6
No.	Seller	Legal title to Sale Shares held by Bare Trustee? (Y/N)	Address	Class of Sale Shares	Number of shares held by the Seller as at the date of this agreement	Number of shares issued to the Seller between the date of this agreement and Completion

194.	Morgan Welch	Y		N Class Shares	1,546

195.	Norlito Apiado Corpuz	Y		N Class Shares	1,546

196.	Peter Brighouse	Y		N Class Shares	2,293

197.	Phuoc Tran	Y		N Class Shares	1,660

198.	Rohit Darodkar	Y		N Class Shares	3,215

199.	Rajesh Mohanrajvetrivel	Y		N Class Shares	2,192

200.	Raina Peta	Y		N Class Shares	1,546

201.	Rodolfo Tarroja	Y		N Class Shares	1,870

202.	Ravina Tong	Y		N Class Shares	1,546

203.	Ryan Watson	Y		N Class Shares	1,546

204.	Suresh Kumar Parthibhan	Y		N Class Shares	3,195

	Column 1	Column 2	Column 3	Column 4	Column 5	Column 6
No.	Seller	Legal title to Sale Shares held by Bare Trustee? (Y/N)	Address	Class of Sale Shares	Number of shares held by the Seller as at the date of this agreement	Number of shares issued to the Seller between the date of this agreement and Completion

205.	Shelly Palmer	Y		N Class Shares	1,611

206.	Sharon Pulford	Y		N Class Shares	1,879

207.	Sugandha Sahdev	Y		N Class Shares	2,192

208.	Scott Sullivan	Y		N Class Shares	1,611

209.	Sandi Tolic	Y		N Class Shares	2,688

210.	Sherwin Upao	Y		N Class Shares	2,062

211.	Jinling Jiang	Y		N Class Shares	2,506

212.	Trung Thanh Le	Y		N Class Shares	3,133

213.	Thushan Viswakula	Y		N Class Shares	3,723

214.	Vijayachandran Balachandra	Y		N Class Shares	5,324

215.	Veronika Squires	Y		N Class Shares	3,132

	Column 1	Column 2	Column 3	Column 4	Column 5	Column 6
No.	Seller	Legal title to Sale Shares held by Bare Trustee? (Y/N)	Address	Class of Sale Shares	Number of shares held by the Seller as at the date of this agreement	Number of shares issued to the Seller between the date of this agreement and Completion

216.	William Bernard	Y		N Class Shares	1,491

217.	Wynne Garcia	Y		N Class Shares	1,546

218.	Yee Yang	Y		N Class Shares	2,031

219.	Tau Aroha Kaili Grace	Y		N Class Shares	9,233

220.	Ariane Lodeiro Robinson	Y		N Class Shares	3,056

221.	Bernie Lui	Y		N Class Shares	4,678

222.	Brett McConnie	Y		N Class Shares	4,806

223.	Chaitanya Chigurupati	Y		N Class Shares	7,220

224.	Christian Hewitt	Y		N Class Shares	4,006

225.	Chandra Kachana	Y		N Class Shares	4,897

226.	Daniel Rach	Y		N Class Shares	2,111

	Column 1	Column 2	Column 3	Column 4	Column 5	Column 6
No.	Seller	Legal title to Sale Shares held by Bare Trustee? (Y/N)	Address	Class of Sale Shares	Number of shares held by the Seller as at the date of this agreement	Number of shares issued to the Seller between the date of this agreement and Completion

227.	Dungston Tharmaseelan	Y		N Class Shares	2,370

228.	Darren Tuer	Y		N Class Shares	5,819

229.	Dale Ware	Y		N Class Shares	2,160

230.	Francis Torres	Y		N Class Shares	5,220

231.	Gavin Gyles	Y		N Class Shares	2,000

232.	Herbert Gora	Y		N Class Shares	4,643

233.	Hemaben Panchal	Y		N Class Shares	2,370

234.	Ilona Lazareva	Y		N Class Shares	4,077

235.	Johannes Baumbach	Y		N Class Shares	3,374

236.	Jarrad Beard	Y		N Class Shares	2,209

237.	Jay Buenvenida	Y		N Class Shares	10,283

	Column 1	Column 2	Column 3	Column 4	Column 5	Column 6
No.	Seller	Legal title to Sale Shares held by Bare Trustee? (Y/N)	Address	Class of Sale Shares	Number of shares held by the Seller as at the date of this agreement	Number of shares issued to the Seller between the date of this agreement and Completion

238.	John Cotterill	Y		N Class Shares	5,758

239.	Jan Sapper	Y		N Class Shares	8,725

240.	Jagjit Singh	Y		N Class Shares	5,636

241.	Jeremy Street-Thomas	Y		N Class Shares	8,283

242.	Jakub Tkaczyk	Y		N Class Shares	12,428

243.	Jarrod Tuxworth	Y		N Class Shares	9,542

244.	Jarryn Wise	Y		N Class Shares	2,046

245.	Kelley Mann	Y		N Class Shares	4,819

246.	Kevin Van Der Donk	Y		N Class Shares	2,160

247.	Lekshmy Girija Jayakumar	Y		N Class Shares	5,647

248.	Leslie Smith	Y		N Class Shares	9,199

	Column 1	Column 2	Column 3	Column 4	Column 5	Column 6
No.	Seller	Legal title to Sale Shares held by Bare Trustee? (Y/N)	Address	Class of Sale Shares	Number of shares held by the Seller as at the date of this agreement	Number of shares issued to the Seller between the date of this agreement and Completion

249.	Mathew Fox	Y		N Class Shares	2,870

250.	Muhammad Hamza	Y		N Class Shares	4,643

251.	Nathan Dunlop	Y		N Class Shares	16,751

252.	Natalia Figueroa Sanchez	Y		N Class Shares	3,462

253.	Prakash Devaraj	Y		N Class Shares	4,036

254.	Phonechareun Ngo	Y		N Class Shares	2,111

255.	Patrick Smith	Y		N Class Shares	3,053

256.	Renee Healy	Y		N Class Shares	2,111

257.	Ryan Lonergan	Y		N Class Shares	4,602

258.	Richard Maclean	Y		N Class Shares	3,695

259.	Roy Phillips	Y		N Class Shares	2,160

	Column 1	Column 2	Column 3	Column 4	Column 5	Column 6
No.	Seller	Legal title to Sale Shares held by Bare Trustee? (Y/N)	Address	Class of Sale Shares	Number of shares held by the Seller as at the date of this agreement	Number of shares issued to the Seller between the date of this agreement and Completion

260.	Raaj Sahdev	Y		N Class Shares	5,215

261.	Satish Kumar	Y		N Class Shares	5,483

262.	Sworoba Oyet Kep	Y		N Class Shares	4,602

263.	Steven Taylor	Y		N Class Shares	5,388

264.	St John Marsden	Y		N Class Shares	4,073

265.	Travis Howse	Y		N Class Shares	5,340

266.	Theresa Ramsey	Y		N Class Shares	2,059

267.	Umer Farooq	Y		N Class Shares	3,058

268.	Vincent De Denus	Y		N Class Shares	2,200

269.	Vivien Wei Ping Wong	Y		N Class Shares	5,283

270.	Yolanda Barber	Y		N Class Shares	3,898

271.	Yogendrasinh Chauhan	Y		N Class Shares	4,077

	Column 1	Column 2	Column 3	Column 4	Column 5	Column 6
No.	Seller	Legal title to Sale Shares held by Bare Trustee? (Y/N)	Address	Class of Sale Shares	Number of shares held by the Seller as at the date of this agreement	Number of shares issued to the Seller between the date of this agreement and Completion

272.	Yifan Yu	Y		N Class Shares	3,959

273.	Zhitao Liu	Y		N Class Shares	3,591

274.	Bernardo Blanco Uribe Sosa	Y		N Class Shares	1,388

275.	Brice Fallon-Freeman	Y		N Class Shares	1,200

276.	Bartosz Janiszewski	Y		N Class Shares	1,470

277.	Binil Karakunnel Jose	Y		N Class Shares	1,715

278.	Byung Ho Min	Y		N Class Shares	1,797

279.	Ba Vuong Tran	Y		N Class Shares	898

280.	Clint Newdick	Y		N Class Shares	840

281.	Daryl Moon	Y		N Class Shares	2,042

282.	Dane Muldoon	Y		N Class Shares	2,238

	Column 1	Column 2	Column 3	Column 4	Column 5	Column 6
No.	Seller	Legal title to Sale Shares held by Bare Trustee? (Y/N)	Address	Class of Sale Shares	Number of shares held by the Seller as at the date of this agreement	Number of shares issued to the Seller between the date of this agreement and Completion

283.	Eischwar Preet Singh Grewal	Y		N Class Shares	980

284.	Elizabeth Williams	Y		N Class Shares	2,250

285.	Gareth Taylor	Y		N Class Shares	2,250

286.	Gioan Tran	Y		N Class Shares	806

287.	Ismail Yasik	Y		N Class Shares	1,059

288.	Julian Davis	Y		N Class Shares	1,944

289.	James Mulliss	Y		N Class Shares	806

290.	Jackie O’Hagan	Y		N Class Shares	1,021

291.	Jimmy Yuk Ong Ting	Y		N Class Shares	806

292.	John Kennedy	Y		N Class Shares	3,500

293.	Katherine Van Der Meer	Y		N Class Shares	2,123

	Column 1	Column 2	Column 3	Column 4	Column 5	Column 6
No.	Seller	Legal title to Sale Shares held by Bare Trustee? (Y/N)	Address	Class of Sale Shares	Number of shares held by the Seller as at the date of this agreement	Number of shares issued to the Seller between the date of this agreement and Completion

294.	Mitchell Burling	Y		N Class Shares	1,997

295.	Meena Kumari	Y		N Class Shares	2,250

296.	Michael Larcombe	Y		N Class Shares	975

297.	Matthew Smith	Y		N Class Shares	1,062

298.	Pierre Jordaan	Y		N Class Shares	1,470

299.	Richard Luce	Y		N Class Shares	1,552

300.	Shane Atkinson	Y		N Class Shares	3,500

301.	Salpadoru Thuppahige Chamara Udayangana	Y		N Class Shares	806

302.	Wayne Jenkins	Y		N Class Shares	500

303.	Fergus O’Donnell	Y		N Class Shares	500

304.	Jason Sinokula	Y		N Class Shares	4,501

	Column 1	Column 2	Column 3	Column 4	Column 5	Column 6
No.	Seller	Legal title to Sale Shares held by Bare Trustee? (Y/N)	Address	Class of Sale Shares	Number of shares held by the Seller as at the date of this agreement	Number of shares issued to the Seller between the date of this agreement and Completion

305.	Raluca Strugaru	Y		N Class Shares	4,501

306.	Jarrod Wilson	Y		N Class Shares	500

307.	Kararaina Kopa	Y		N Class Shares	500

308.	MD Al Amin	Y		N Class Shares	4,501

309.	Justin Russom	Y		N Class Shares	1,000

	TOTAL			Ordinary Shares C Class Shares N Class Shares	67,892,971 5,471,698 5,261,826

SCHEDULE 3

SELLER WARRANTIES

1.	Title

(a)	Immediately before Completion:

(i)

each Seller (other than a Seller that is an Appointing Beneficiary) is the legal and (except where the Seller expressly enters into this agreement as trustee of a trust) beneficial owner of the Sale Shares listed against its name in Schedule 2 and has complete power and right to sell those Sale Shares to the Buyer; and

(ii)

the Sale Shares listed against each Seller’s name in Schedule 2 (other than a Seller that is an Appointing Beneficiary) comprise all of the issued share capital and equity interests of the Company of which that Seller is the registered holder.

(b)	Immediately before Completion:

(i)

each Seller that is an Appointing Beneficiary is the beneficial owner of the Sale Shares listed against its name in Schedule 2, has appointed the Bare Trustee to hold those Sale Shares on trust for the benefit of that Appointing Beneficiary and has complete power and right to sell those Sale Shares to the Buyer; and

(ii)

the Sale Shares listed against each Seller’s name in Schedule 2 where the Seller is an Appointing Beneficiary comprise all of the issued share capital of the Company of which that Seller is the beneficial holder (with the legal title to those Sale Shares held by the Bare Trustee).

(c)

At Completion, the Buyer will acquire the full legal and beneficial ownership of the Sale Shares listed against each Seller’s name in Schedule 2 free and clear of all Encumbrances (other than as created by the Commitment Agreement), subject to registration of the Buyer in the Company’s register of shareholders.

2.	Capacity

Each Seller has full power and capacity to enter into and perform its obligations under this agreement and to carry out the Transactions contemplated by this agreement, and each Seller’s obligations under this agreement are valid and binding and enforceable against it in accordance with their terms.

3.	Authorisations

Each Seller has obtained all necessary Authorisations for the execution, delivery and performance by that Seller of this agreement in accordance with its terms.

4.	No legal impediment

The execution, delivery and performance by each Seller of this agreement does not constitute a breach of any Law or obligation, or cause or result in a default under any agreement, or Encumbrance, by which it is bound and that would prevent it from entering into and performing its obligations under this agreement.

5.	Incorporation

Each Seller that is a corporation warrants that:

(a)	it is validly incorporated, organised and subsisting in accordance with the Laws of its place of incorporation; and

(b)	the execution, delivery and performance by it of this agreement complies with its constitution or other constituent documents.

6.	Trustees

Each Seller that enters into this agreement as trustee of a trust warrants in its own capacity and as trustee of the trust that:

(a)	in respect of the trust, no action has been taken or is proposed to be taken to terminate or dissolve the relevant trust; and

(b)	in respect of the trustee:

(i)	it has full and valid power and authority under the terms of the relevant trust to enter into this agreement and to carry out the Transactions contemplated by this agreement;

(ii)

it has in full force and effect the authorisations necessary for it to enter into this agreement and perform its obligations under it and allow them to be enforced (including under the relevant trust deed and its constitution (if any));

(iii)

it enters into this agreement and the Transactions contemplated by this agreement for the proper administration of the relevant trust and for the benefit of all the beneficiaries of the relevant trust;

(iv)	it is the sole trustee of the relevant trust and no action has been taken or is proposed to be taken to remove it as trustee of the relevant trust;

(v)

it has a right, including after any set off, to be fully indemnified out of assets of the relevant trust in respect of obligations incurred by it under this agreement and the assets of the relevant trust are sufficient to satisfy that right of indemnity and all other obligations in respect of which the trustee has a right to be indemnified out of the assets of the relevant trust;

(vi)	it is not in breach of any of its obligations as trustee of the relevant trust, whether under the trust deed or otherwise; and

(vii)	it is not in default under the terms of the relevant trust.

7.	Solvency

Each Seller is not the subject of an Insolvency Event and, so far as that Seller is aware, there are no circumstances that justify the Seller being the subject of an Insolvency Event.

8.	Tax Matters

No Seller has any plan or intention to sell or otherwise dispose of any Consideration Shares received in the transactions contemplated by this agreement, nor does any Seller have any binding obligation to sell or otherwise dispose of any Consideration Shares received in the transactions contemplated by this agreement. No Seller has entered into an agreement or other arrangement (including, without limitation, a voting trust) that controls or restricts such person’s right to vote for directors of the Buyer.

SCHEDULE 4

BUYER WARRANTIES

1.	Capacity

The Buyer has full power and capacity to enter into and perform its obligations under this agreement and to carry out the Transactions contemplated by this agreement, and the obligations of the Buyer under this agreement are valid and binding and enforceable against it in accordance with their terms.

2.	Authorisations

The Buyer has obtained all necessary Authorisations for the execution, delivery and performance by the Buyer of this agreement in accordance with its terms.

3.	No legal impediment

The execution, delivery and performance by the Buyer of this agreement:

(a)	complies with its constitution or other constituent documents; and

(b)

does not constitute a breach of any Law or obligation, or cause or result in a default under any agreement, or Encumbrance, by which it is bound and that would prevent it from entering into and performing its obligations under this agreement.

4.	Incorporation

The Buyer is validly incorporated, organised and subsisting in accordance with the Laws of its place of incorporation.

5.	No trust

The Buyer enters into and performs this agreement on its own account and not as trustee for or nominee of any other person.

6.	Solvency

The Buyer is not the subject of an Insolvency Event and, so far as the Buyer is aware, there are no circumstances that justify the Buyer being the subject of an Insolvency Event.

7.	Corporate

(a)	The Buyer is a newly incorporated special purpose vehicle formed for the purpose of acquiring the Sale Shares and is wholly owned by Mark Johannes Thomas Schutters.

(b)	The Buyer does not hold securities in any entity, except for Merger Sub.

(c)	The Buyer has not, and will not, make any choice to deny rollover relief for any Seller and nothing has happened which would deny rollover relief under section 124-780(3)(f) of the TAA.

8.	Consideration Shares

At the Effective Time, the Consideration Shares will, on issue:

(a)	be fully paid and validly issued;

(b)	not be subject to any Encumbrance; and

(c)	will be issued on the same terms and will rank equally with all other shares in the capital of the Buyer.

SCHEDULE 5

COMPLETION STEPS

1.	COMPLETION

1.1	Sellers’ obligations at Completion

(a)	On Completion, the Sellers must give the Buyer the following documents:

	Description	Items to be provided

1.	share certificates	share certificates for the Sale Shares or a declaration and undertaking as to missing certificates on terms satisfactory to the Buyer acting reasonably (as applicable).

2.	share transfers	completed share transfers of the Sale Shares to the Buyer, executed by or on behalf of the Sellers.

3.	register of members	the register of members of the Company evidencing the ownership by the Buyer of all of the issued shares in the capital of the Company.

4.	powers of attorney	copies of the powers of attorney (if any) executed by each Seller authorising its attorney to execute any of the documents listed in this clause 1.1 of this Schedule 5 on behalf of the Seller.

5.	board resolutions	copies of board resolutions that have been passed by the directors of the Company on or before Completion approving the registration of the Buyer as the holder of the Sale Shares in its register of shareholders effective from Completion and the issue of a new share certificate for the Sale Shares in the name of the Buyer, subject only to receipt of the executed share transfers referred to in clause 1.1(a)(2) of this Schedule 5 and to payment of any Duty on the transfer of Sale Shares.

	Description	Items to be provided

6.	release of Encumbrances	documents (in a form satisfactory to the Buyer acting reasonably) evidencing the release of:

(a) all Encumbrances in respect of the Sale Shares; and

(b) all Encumbrances in respect of the Group Companies, other than the Permitted Encumbrances,

in each case executed by the holder of that Encumbrance and in the agreed form.

7.	Withholding certificates	if required under clause 11.3(b), an executed copy of the Australian Taxation Office’s Foreign Resident Capital Gains Withholding – Vendor Declaration form (NAT 74879-06.2016) in relation to amounts required to be withheld under clause 11.4 duly executed by each Seller.

(a)

Subject to the Buyer complying with its obligations under clause 1.2 of this Schedule 5, at Completion the Sellers must deliver to the Buyer or make available to the Buyer at the respective offices or places of business of the Group Companies:

	Description	Items to be provided

1.	corporate documents	the certificate of incorporation, common seal, duplicate seal, all prescribed registers, all statutory, minute and other Business Records of each Group Company and all unused share certificate forms.

2.	PPS Register information	all secured party group numbers, access codes, dealing numbers and token codes for all Security Interests held by a Group Company as at Completion.

1.2	Buyer’s obligations

(a)	At the Effective Time, the Buyer must issue to each Seller the Consideration Shares in their Respective Proportions.

(b)

At the Effective Time, the Buyer must deliver to the Sellers’ Representative, a copy of the register of members of the Buyer updated to reflect the ownership by each Seller of the Consideration Shares issued to that Seller.

SCHEDULE 6

FORM OF STA DEED OF ACCESSION

Date

This deed poll is made by:

Acceding Party                    [insert name] of [insert address] (“Acceding Party”)

in favour of Tritium DCFC Limited (ACN 650 026 314) (“Buyer”), Tritium Holdings Pty Ltd (ACN 145 324 910) (“Company”) and Decarbonization Plus Acquisition Corporation II (“SPAC”), and each other party to the Share Transfer Agreement (whether original or by accession).

Recitals:

(1)

This deed poll is supplemental to a Share Transfer Agreement dated [insert date] between Buyer, Company, SPAC and each of the Sellers who are party thereto (“Share Transfer Agreement”), as amended from time to time.

(2)	The Acceding Party is to become a registered holder of [insert number] shares in the capital of the Company as a result of the issue of such shares to the Acceding Party.

This deed poll witnesses as follows:

1.	Definitions and interpretation

(a)	Unless otherwise defined in this deed poll, a word or phrase defined in the Share Transfer Agreement has the same meaning when used in this deed poll.

(b)	Clause 1.2 (Interpretation) of the Share Transfer Agreement applies to this deed poll.

2.	Accession

(a)	The Acceding Party confirms that it has been supplied with a copy of the Share Transfer Agreement.

(b)

The Acceding Party accedes to the Share Transfer Agreement on and from the date of this deed poll and undertakes in favour of Buyer, Company, SPAC and each of the Sellers who are party to the Share Transfer Agreement (whether original or by accession):

(i)	to adhere to and be bound by the Share Transfer Agreement as if it were an original party to the Share Transfer Agreement and was named in the Share Transfer Agreement as a Seller; and

(ii)	to observe and comply with all the obligations of, and to assume all the rights enjoyed by, a Seller under the Share Transfer Agreement.

3.	Notices

For the purposes of the Share Transfer Agreement, the address of the Acceding Party to which all notices must be delivered is:

Address	[insert address]

Attention	[insert name]

Email	[insert email]

4.	Governing law and jurisdiction

Clauses 15.1 (Governing Law and jurisdiction) of the Share Transfer Agreement applies to this deed poll.

EXECUTED as a deed poll.

[insert execution block for Acceding Party]

SIGNING PAGE

Executed as an agreement.

Sellers:

Executed by each Seller (other than a Consortium Shareholder and GGC International Holdings LLC) by its attorneys, who declares that they have received no notice of revocation of that power of attorney, in the presence of:

/s/ Mark Anning	/s/ Trevor St. Baker
Signature of witness	Signature of attorney

Mark Anning	Trevor St. Baker
Full name of witness	Full name of attorney

/s/ Wendy Miller	/s/ Jeffrey Phillips
Signature of witness	Signature of attorney

Wendy Miller	Jeffrey Phillips
Full name of witness	Full name of attorney

Signing Page

Executed by St Baker Energy Holdings Pty Ltd as trustee for the St Baker Energy Innovation Trust (ACN 010 165 554) in accordance with section 127 of the Corporations Act 2001 (Cth):

/s/ Trevor St. Baker	/s/ Stephen St. Baker
Signature of director	Signature of company secretary/director

Trevor St. Baker	Stephen St. Baker
Full name of director	Full name of company secretary/director

Signing Page

Executed by Ilwella Pty Ltd (ACN 003 220 371) in accordance with section 127 of the Corporations Act 2001 (Cth):

/s/ Brian Flannery	/s/ Quentin Flannery
Signature of director	Signature of company secretary/director

Brian Flannery	Quentin Flannery
Full name of director	Full name of company secretary/director

Signing Page

Executed by Varley Holdings Pty. Limited (ACN 008 464 935) in accordance with section 127 of the Corporations Act 2001 (Cth):

/s/ Jeffrey Phillips	/s/ Justin England
Signature of director	Signature of company secretary/director

Jeffrey Phillips	Justin England
Full name of director	Full name of company secretary/director

Signing Page

Executed by Finnmax Pty Ltd as trustee for The Finn Family Trust (ABN 14 920 868 541) in accordance with section 127 of the Corporations Act 2001 (Cth):

/s/ Zoe Finn
Signature of sole director

Zoe Finn
Full name of director

Signing Page

Executed by GGC International Holdings LLC

/s/ Tim Reynolds
Signature

Tim Reynolds
Name

VP, Treasury & Treasurer
Title

Signing Page

Buyer:

Executed by Tritium DCFC Limited (ACN 650 026 314) in accordance with section 127 of the Corporations Act 2001 (Cth):

/s/ Trevor St. Baker	/s/ Mark Anning
Signature of director	Signature of company secretary/director

Trevor St. Baker	Mark Anning
Full name of director	Full name of company secretary/director

Signing Page

Company:

Executed by Tritium Holdings Pty Ltd (ACN 145 324 910) in accordance with section 127 of the Corporations Act 2001 (Cth):

/s/ Trevor St. Baker	/s/ Mark Anning
Signature of director	Signature of company secretary/director

Trevor St. Baker	Mark Anning
Full name of director	Full name of company secretary/director

Signing Page

SPAC:

Executed by Decarbonization Plus Acquisition Corporation II:

/s/ Peter Haskopoulos
Signature

Peter Haskopoulos
Name

Chief Financial Officer, Chief Accounting Officer and Secretary
Title

Signing Page